UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Sterling Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 24, 2010
Dear Stockholders:
          We are pleased to invite you to attend the 2010 Annual Meeting of Stockholders of Sterling Chemicals, Inc. to be held at 10:00 a.m. (Houston time) on April 23, 2010, at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter. During the meeting, we will report on our operations during 2009 and our plans for 2010. Representatives from our Board of Directors and our management team will be present to respond to appropriate questions from stockholders.
          We hope that you will be able to attend the meeting. If you are unable to attend the meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. If you choose to attend the meeting in person, you may, of course, revoke your proxy and cast your votes personally at the meeting. We look forward to seeing you at the meeting.
          Thank you for your ongoing support and continued interest in Sterling Chemicals, Inc.

Sincerely,
/s/ John V. Genova
John V. Genova
President and Chief Executive Officer

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Notice of Annual Meeting of Stockholders
To Be Held April 23, 2010
To Our Stockholders:
          You are cordially invited to attend our Annual Meeting of Stockholders to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 at 10:00 a.m. (Houston time) on Friday, April 23, 2010. At the Annual Meeting, the following proposals will be presented for consideration:
•	The election of seven directors, each of whom will hold office until our Annual Meeting of Stockholders in 2011 and until his successor has been duly elected and qualified.

•	The ratification and approval of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (the “Grant Thornton Appointment”).

•	The ratification and approval of our Long-Term Incentive Plan.
You are entitled to vote at the meeting for some of our director nominees, on the proposal to ratify and approve the Grant Thornton Appointment and on the proposal to ratify and approve our Long-Term Incentive Plan if you were the holder of record of any shares of our Common Stock or our Series A Convertible Preferred Stock at the close of business on March 5, 2010.
          Our Board of Directors recommends that our stockholders vote FOR each nominated director for whom they are entitled to vote, FOR the ratification and approval of the Grant Thornton Appointment and FOR the ratification and approval of our Long-Term Incentive Plan. You may also be asked to consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
          Your vote is very important. If you do not expect to attend the Annual Meeting in person, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. Mailing your completed proxy will not prevent you from later revoking that proxy and voting in person at the Annual Meeting. If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of March 5, 2010 from the intermediary.

By Order of the Board of Directors
/s/ Kenneth M. Hale
Kenneth M. Hale
Corporate Secretary

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Proxy Statement For
Annual Meeting Of Stockholders
To Be Held April 23, 2010
General Information
Purpose of this Proxy Statement
We have prepared this Proxy Statement to solicit proxies on behalf of our Board of Directors for use at our 2010 Annual Meeting of Stockholders and any adjournment or postponement thereof. We intend to mail this Proxy Statement and accompanying proxy card to all of our stockholders entitled to vote at the Annual Meeting on or about March 24, 2010.
Time and Place of Annual Meeting
The Annual Meeting will be held on Friday, April 23, 2010, at 10:00 a.m. (Houston time) at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002.
Admission Rules
Only stockholders of record as of March 5, 2010 and their accompanied guests, or the holders of their valid proxies, will be permitted to attend the Annual Meeting. Each person attending the Annual Meeting will be asked to present valid governmental-issued picture identification, such as a driver’s license or a passport, before being admitted to the Annual Meeting. In addition, stockholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of March 5, 2010, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting and attendees will be subject to security inspections.
Lists of Stockholders
Lists of our stockholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any stockholder, for purposes germane to the meeting, at our offices located at 333 Clay Street, Suite 3600, Houston, Texas 77002. Any inspection of these lists prior to the Annual Meeting must be conducted between 8:00 a.m. and 4:30 p.m. (local time). Please contact our Corporate Secretary before coming to our offices to conduct an inspection prior to the Annual Meeting.
Inspectors of Elections
Our Board of Directors has appointed Katherine Holdsworth, our Assistant Secretary, and Kathryn Hall, one of our Executive Assistants, as inspectors of elections. The inspectors of elections will separately calculate affirmative, negative and withheld votes, abstentions and broker non-votes for each of the proposals.

Arrangements Regarding Nomination and Election of Directors
          The holders of our Series A Convertible Preferred Stock (our “Preferred Stock”), voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and our common stock, par value $0.01 per share (our “Common Stock”) beneficially owned by Resurgence Asset Management, L.L.C. (“Resurgence”) and its and its affiliates managed funds and accounts, as well as certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect at least a majority of our directors. Messrs. Daniel M. Fishbane, Karl W. Schwarzfeld and Philip M. Sivin are the nominees for election by the holders of shares of our Preferred Stock (the “Preferred Stock Nominees”).
          With the exception of the Preferred Stock Nominees, our directors are elected by the holders of our Preferred Stock and Common Stock, voting together as a single class. Messrs. Richard K. Crump, John V. Genova, John W. Gildea and John L. Teeger are the nominees for election by the holders of our Preferred Stock and Common Stock, voting together as a single class (the “General Nominees”).
Proposals on Which You May Vote
          If you owned any shares of our Preferred Stock or our Common Stock on March 5, 2010, as reflected in our stock registers, you may vote at the Annual Meeting on the following matters:

Securities Held of
Record on March 5, 2010	Proposals on Which You May Vote

Preferred Stock	• Preferred Stock Nominees for Director
• General Nominees for Director
• Approval of Grant Thornton Appointment
• Approval of Long-Term Incentive Plan

Common Stock	• General Nominees for Director
• Approval of Grant Thornton Appointment
• Approval of Long-Term Incentive Plan

Voting In Person Or By Proxy
How Do I Vote My Shares of Stock?
You may vote your shares of Preferred Stock or Common Stock in person at the Annual Meeting or you may give us your proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting — you can always change your vote at the Annual Meeting.
You can vote your shares of stock by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail by signing and returning the enclosed proxy card. We have set up telephone and Internet voting procedures for your convenience and designed these procedures to authenticate your identity, allow you to give voting instructions and confirm that your voting instructions have been properly recorded. Telephone and Internet voting of shares of our stock will be available 24 hours a day until Noon (Houston time) on April 22, 2010. If you would like to vote your shares of stock by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card.
How Are My Shares of Stock Voted If I Give You My Proxy?
If you give us your proxy to vote your shares of stock, we will be authorized to vote your shares of stock, but only in the manner you direct. You may direct us to vote for — or withhold authority to vote for — all, some or none of the General Nominees and, if you hold Preferred Stock, all, some or none of the Preferred Stock Nominees. You may also direct us to vote your shares of stock for or against the proposal to ratify and approve the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (the “Grant Thornton Appointment”) and for or against the proposal to ratify and approve our Long-Term Incentive Plan (our “Long-Term Incentive Plan”). You may also abstain from voting.
If you give us your proxy to vote your shares of stock and do not withhold authority to vote for the election of any of the director nominees, all of your shares of stock will be voted for the election of each General Nominee and, if you hold Preferred Stock, each Preferred Stock Nominee. If you withhold authority to vote your shares of stock for any nominee, none of your shares of stock will be voted for that candidate, but all of your shares of stock will be voted for the election of each General Nominee for whom you have not withheld authority to vote and, if you hold Preferred Stock, each Preferred Stock Nominee for whom you have not withheld authority to vote.
If you give us your proxy to vote your shares of stock but do not specify how you want your shares voted, all of your shares of stock will be voted in favor of each of the General Nominees and, if you hold Preferred Stock, each of the Preferred Stock Nominees, and all of your shares of stock will be voted in favor of the proposals to ratify and approve the Grant Thornton Appointment and our Long-Term Incentive Plan.
If you give us your proxy to vote your shares of stock and any additional business properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the enclosed proxy card will vote your shares of stock on those matters as instructed by our Board or, in the absence of any express instructions, in accordance with their own best judgment. As of the date of this Proxy Statement, we were not aware of any other matter that will be raised at the Annual Meeting.
What If My Shares Are Held In Someone Else’s Name?
If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of March 5, 2010, or obtain a proxy to vote your shares from the intermediary.

Why Did I Receive More Than One Proxy Card?
You may receive more than one proxy or voting card depending on how you hold your shares and the types of shares you own. If you hold your shares through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your shares voted.
What Happens If a Nominee Becomes Unavailable?
If any of our director candidates becomes unavailable for any reason before the election, we may reduce the number of directors serving on our Board or a substitute candidate may be designated. We have no reason to believe that any of our director candidates will be unavailable. If a substitute candidate is designated for any of the Preferred Stock Nominees or any of the General Nominees, the persons named in the enclosed proxy card will vote your shares for such substitute if they are instructed to do so by our Board or, if our Board does not do so, in accordance with their own best judgment.
What If I Change My Mind After I Give You My Proxy?
You may revoke your proxy at any time before your shares of stock are voted at the Annual Meeting by providing us with either a new proxy with a later date (by any method available for giving your original proxy) or by sending us written notice of your desire to revoke your proxy at the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. You may also revoke your proxy at any time prior to your shares of stock having been voted by attending the Annual Meeting in person and notifying either of the inspectors of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend the Annual Meeting.
Solicitation of Proxies and Expenses
     We are asking for your proxy on behalf of our Board. We will bear the entire cost of preparing, printing and soliciting proxies. We will send proxy solicitation materials to all of our stockholders of record as of March 5, 2010, and to all intermediaries, such as brokers and banks, that held any of our shares on that date on behalf of others. These intermediaries will then forward solicitation materials to the beneficial owners of our shares and we may reimburse them for their reasonable forwarding expenses. Our directors, officers and employees may also solicit proxies in person or by telephone.
Proposals By Stockholders
     Our Board does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. Our Bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our Bylaws if they intend to present a proposal at any of our annual meetings.

Stockholder Communications with the Board
          Any stockholder may contact our Board or any of its members through our Corporate Secretary. Our Corporate Secretary forwards any communication intended for our Board that is received from a stockholder to the individual directors specified by the stockholder or, if no directors are specified, to our entire Board. Stockholders may send communications to our Board through our Corporate Secretary by E-Mail or in any other type of writing to the follows addresses or numbers:

By E-mail:	khale@sterlingchemicals.com

By Mail:	Sterling Chemicals, Inc.
Board of Directors
Attention: Corporate Secretary
333 Clay Street, Suite 3600
Houston, Texas 77002

By Fax:	(713) 654-9577
Attention: Corporate Secretary
Stockholders wishing to submit proposals for inclusion in the proxy statement relating to our 2011 annual meeting of stockholders should follow the procedures specified below under the heading “Stockholder Proposals for Next Year’s Annual Meeting.” Stockholders wishing to nominate directors for election at our 2011 annual meeting of stockholders should follow the procedures specified below under the heading “Director Nominations and Qualifications.”
Director Nominations and Qualifications
          The holders of our Preferred Stock are currently entitled to nominate more than a majority of our directors. We do not have a separate charter addressing director nominations. Previously, our Corporate Governance Committee, in accordance with its Charter and subject to the terms of our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Bylaws, was charged with the responsibility for reviewing candidates recommended by our stockholders for positions on our Board. However, on March 12, 2010, our Board elected to dissolve our Corporate Governance Committee. Our Bylaws provide that any stockholder entitled to vote for the election of directors at a meeting of stockholders who satisfies the eligibility requirements (if any) set forth in our Certificate of Incorporation, and who complies with the procedures set forth in our Certificate of Incorporation and Bylaws, may nominate persons for election to our Board, subject to any conditions, restrictions and limitations imposed by our Certificate of Incorporation or our Bylaws. These procedures include a requirement that our Corporate Secretary receive timely written notice of the nomination, which, for our 2011 annual meeting of stockholders, means that the nomination must be received on or after November 24, 2010 but no later than January 23, 2011. Each nomination must include, in addition to any other information or matters required by our Certificate of Incorporation or our Bylaws, the following:
•	the name and address of the stockholder submitting the nomination, as they appear on our books;

•	the nominating stockholder’s principal occupation and business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock owned of record or beneficially by the nominating stockholder;

•	the dates upon which the nominating stockholder acquired such shares and documentary support for any claims of beneficial ownership;

•	the exact name of the nominee and such person’s age, principal occupation and business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock (if any) owned directly or indirectly by the nominee;

•	the nominee’s written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected; and

•	any other information regarding the nominee that would be required to be included in a proxy statement pursuant to rules of the Securities and Exchange Commission.
          Nominations of directors may also be made by our Board or as otherwise provided in our Certificate of Incorporation, the Restated Certificate of Designations, Preferences, Rights and Limitations for our Preferred Stock (our “Preferred Stock Designations”) or our Bylaws. Our Board uses the same process to evaluate director candidates, whether nominated by one of our stockholders or by one of our directors, after taking into account the restrictions, requirements and limitations contained in our Certificate of Incorporation, our Preferred Stock Designations, our Bylaws and any other agreements to which we are a party. We do not currently have a charter addressing the evaluation of director candidates.
          Our Board conducts appropriate inquiries into the background and qualifications of each director candidate. In determining whether it will support a particular candidate for a position on our Board, our Board considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, independence, potential conflicts of interest and the present needs of our Board. Our Board may also consider the overall diversity of our Board when making such a determination to ensure that it is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors of any particular candidate as compared to composition of our Board at the time. Under our Governance Principles (which are posted on our website at www.sterlingchemicals.com), our directors are expected to possess the highest personal and professional ethics, integrity and values, be committed to representing the long-term interests of our stockholders and be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively. In addition, our directors are expected to be committed to serve on our Board for an extended period of time and not serve on the board of directors of any business entity that is competitive with us or on the board of directors of more than three other public companies (unless doing so would not impair the director’s service on our Board). We do not have a formal process for identifying nominees for directors.

Important Notice Regarding The Availability of Proxy Materials For The Stockholders Meeting To Be Held On April 23, 2010.
          Our annual report on Form 10-K (including financial statements and the financial statement schedules but without exhibits) for our fiscal year ended December 31, 2009 (our “Form 10-K”) accompanies this Proxy Statement but does not constitute a part of our proxy solicitation materials. Our Annual Report and this Proxy Statement are also available over the Internet at http://materials.proxyvote.com/859166. We will furnish additional copies of our Form 10-K, without charge, to any person whose vote is solicited by this Proxy Statement upon written request to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Chief Financial Officer. In addition, upon written request, we will furnish a copy of any exhibit to our Form 10-K to any person whose vote is solicited by this Proxy Statement upon payment of our reasonable expenses incurred in connection with providing the copy of the exhibit.

Election of Directors
(Item 1 on the Proxy Card)
General Information
          Our Board oversees our management, reviews our long-term strategic plans and exercises direct decision making authority in key areas. Each of our directors is elected annually to serve until our next annual meeting and until his or her successor is duly elected and qualified. Only non-employee directors are eligible to serve on our Audit Committee or our Compensation Committee.
          All of our director candidates currently serve on our Board. We do not employ any of our current directors or any of our director candidates other than John V. Genova, our President and Chief Executive Officer, who was originally appointed to our Board in May of 2008. Mr. Crump was originally appointed to our Board in December of 2001, Mr. Gildea was originally appointed to our Board on December 19, 2002 and Mr. Teeger was originally appointed to our Board on March 12, 2010. The holders of our Preferred Stock appointed Mr. Sivin to our Board on July 28, 2004, Mr. Schwarzfeld to our Board on March 10, 2006 and Mr. Fishbane to our Board on November 6, 2009, in each case to fill vacancies in seats previously held by designees of the holders of our Preferred Stock. Dr. Peter T.K. Wu, our remaining current director, has not been nominated for re-election to our Board. As the size of our Board will be reduced by one immediately after the Annual Meeting, proxies may not be voted for a greater number of directors than the number of nominees named in this Proxy Statement.
          Our Board held five meetings in 2009. Our directors attended 100% of the meetings of our Board and any of our committees on which they served during 2009. We do not have a specific policy regarding attendance by directors at annual meetings of our stockholders, but all of our directors are encouraged to attend if available. One of our directors, Mr. John V. Genova, attended our annual meeting of stockholders in 2009.
          As discussed above in “Arrangements Regarding Nomination and Election of Directors,” the holders of our Preferred Stock, voting separately as a class, are currently entitled to elect a majority of our directors. All of our remaining directors are elected by the holders of our Preferred Stock and Common Stock, voting together as a single class. The procedures for these separate votes by the holders of our Preferred Stock and the holders of our Preferred Stock and our Common Stock (as a single class), together with information about the respective candidates, are presented below under the headings “Preferred Stock Nominees” and “General Nominees.”
Risk Oversight
          Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of our organizational objectives, including strategic objectives, improvement of our long-term organizational performance and the enhancement of shareholder value. Our Board assesses the risks we face on an ongoing basis, including risks associated with our financial position, our chemical manufacturing operations, our reliance on a single customer for each of our products, the funded status of our pension plans, our net interest expense and the impact of discontinued operations on our cost structure. Our Board dedicates time at each of its meetings to review and consider these and other risks we face from time to time. Our approach to risk management includes developing an understanding of the risks we face and determining the steps that should be taken to manage those risks, as well as the level of risk that is appropriate for us given our size, financial condition, prospects and plans for the future. Each year, our management team conducts a comprehensive review of the risks we face, our controls to manage those risks and the effectiveness of those controls. As a part of this process, we group these risks into several categories and then rank these categories of risks based on the potential impact of the risks, the likelihood of the risks occurring and the effectiveness of our controls in managing those risks. After each calendar quarter occurring between our comprehensive risk reviews, we review these rankings to determine if any adjustments for specific business risks are warranted.
          While our Board has ultimate oversight responsibility for our risk management process, the committees of our Board also have a role in our risk management. Our Audit Committee, which is responsible for assessing and overseeing our exposure to financial risks, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment, our processes or procedures for assessing risks and any changes to the rankings of any of our specific business risks. Our Compensation Committee, in setting performance metrics for short-term and long-term incentive compensation, strives to create incentives for our senior executives that encourage a level of risk-taking behavior that is consistent with our business strategy and the risks we face. Our Environmental, Health & Safety Committee reviews our programs and practices in minimizing risks related to the nature of our operations, including employee and contractor safety programs and our process safety management initiatives.
Board Composition and Qualifications
          Each Preferred Nominee, General Nominee and current Board member brings a strong and unique background and set of skills to our Board, giving our Board as a whole competence and experience in a wide variety of areas, including board service, executive management, petrochemicals, oil and gas, energy, international trade, accounting, finance, risk assessment, manufacturing and marketing. Mr. Crump served as our President and Chief Executive Officer for over six years and has been with us since our inception in 1986, bringing to our Board a wealth of experience and history with our operations, our strategic partners and the types of issues we face on a recurring basis. Mr. Genova, our current President and Chief Executive Officer, previously served in high-level positions at Tesoro Corporation and ExxonMobil Corporation and on the board of Encore Acquisition Company and has demonstrated ability in project development, mergers and acquisitions, corporate and business planning, capital management, competitor assessment, benchmarking and manufacturing. Mr. Fishbane, through his education, training and employment as a certified public accountant, an auditor and as the chief financial officer of several private equity and investment firms, has valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public company. Mr. Gildea, a managing director and principal of Gildea Management Company, has significant experience as an investment advisor to distressed companies and special situation investments and as a director, audit committee member and compensation committee member for several private and public companies. Mr. Schwarzfeld, a Vice President of Resurgence, which beneficially owns a substantial majority of the voting power of our securities, has extensive experience in financial and business matters. Mr. Sivin has served as an officer and as legal counsel of M.D. Sass Investor Services, Inc. (“M.D. Sass”) and several of its affiliates and has experience as a director of numerous companies and as a corporate and securities lawyer at Sullivan & Cromwell LLP, a national law firm. Mr. Teeger is a partner and the President of Founders Equity and has extensive experience in public accounting, finance and investment banking. Dr. Wu serves as director of numerous companies based in Taiwan, China and other Asian countries and has extensive experience as an officer and director of several petrochemical companies, having received numerous awards related to his contributions to the chemicals and polymers industries in Asia.

Board Leadership Structure
          Our Board does not have a lead director or a Chairman. Our President and Chief Executive Officer serves as a director on our Board, sets the agenda for each of our Board meetings and generally presides over the meetings of our Board. However, each of our directors is expected to provide leadership for our Board in the areas where they have particular expertise and each of our Board members from time to time suggests topics for inclusion on the agenda for future Board meetings. We believe that our leadership structure is appropriate because it strikes an effective balance between management and non-employee director participation in our Board process. The role of our President and Chief Executive Officer helps to ensure communication between management and our non-employee directors, encourages each of our non-employee director to participate and contribute to our Board process, permits us to capitalize on each director’s particular area of expertise as needed and increases our non-employee directors’ understanding of management decisions and our operations.
Director Independence
          Messrs. Gildea and Teeger and Dr. Wu are considered independent under the listing standards of the New York Stock Exchange. Mr. Schwarzfeld is employed by Resurgence or its affiliates and Byron J. Haney, who served as a director until November 6, 2009, was also employed by Resurgence and its affiliates while serving as a director. Resurgence has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. As a result of this beneficial ownership, Resurgence may be considered our affiliate under Securities and Exchange Commission guidelines. Messrs. Fishbane and Sivin are employed by M.D. Sass, which wholly owns Resurgence. Mr. Sivin is also the son-in-law of Martin Sass, the Chief Executive Officer of Resurgence and of M.D. Sass. Consequently, Messrs. Schwarzfeld, Haney, Fishbane and Sivin may be considered not independent under the listing standards of the New York Stock Exchange. Mr. Genova is our President and Chief Executive Officer and Mr. Crump was formerly our President and Chief Executive Officer. Consequently, neither Mr. Genova nor Mr. Crump is considered independent under the listing standards of the New York Stock Exchange.
Board Committees
          Our Board has created various standing committees to help carry out its duties, including an Audit Committee, a Compensation Committee, a Corporate Governance Committee and an Environmental, Health & Safety Committee. Generally speaking, our Board Committees work on key issues in greater detail than would be possible at full Board meetings. Each of our Board Committees consults, from time to time, with outside experts concerning the performance of its duties. As part of its duties, our Corporate Governance Committee previously acted as our nominating committee. However, on March 12, 2010, our Board elected to dissolve our Corporate Governance Committee. Currently, our Board does not have a nominating committee and believes that our entire Board is able to fulfill the functions of a nominating committee.

Audit Committee	Our Audit Committee, which met four times in 2009, is currently comprised of two of our non-employee directors, Daniel M. Fishbane (Chairman) and John W. Gildea. Mr. Fishbane replaced Byron J. Haney as a member and Chairman of our Audit Committee on November 6, 2009 after Mr. Haney’s removal from our Board by the holders of our Preferred Stock. Our Audit Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com/audit.html and filed as an Exhibit to our Form 10-K.

Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and monitors the qualifications, independence and performance of our independent and internal auditors. Our Audit Committee is directly responsible for the appointment, compensation and oversight of our independent external and internal auditors, and approves the audit, audit-related or tax services to be provided by these auditors, as well as all non-audit related services to be provided by our independent external auditors. In addition, our Audit Committee reviews our Form 10-K and Form 10-Q reports, our practices in preparing published financial statements and our internal and disclosure controls. Upon the recommendation of our Audit Committee, our Board adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, a current copy of which is posted on our website at www.sterlingchemicals.com/ethics.html. This Code of Ethics, which applies to our Chief Executive Officer, our Chief Financial Officer, our Corporate Controller and our Treasurer, and anyone performing similar functions on our behalf, is administered by our Audit Committee and provides for the reporting of violations to our Audit Committee on a confidential and anonymous basis.

Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange for purposes of serving on our Audit Committee, while Mr. Fishbane may be considered not independent under these listing standards due to his employment by M.D. Sass. However, as Mr. Fishbane qualifies as a “financial expert,” as discussed below, our Board determined that it was appropriate to appoint Mr. Fishbane to our Audit Committee. Under the charter of our Audit Committee, each member of our Audit Committee must:

• be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment;

• have, in the opinion of our Board and in the opinion of each member of our Audit Committee, sufficient time available to devote reasonable attention to the responsibilities of our Audit Committee;

•   be financially literate (i.e., have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows, and the ability to understand key financial risks and related controls and control processes); and

• not simultaneously serve on the audit committee of more than three public companies.

In addition, at least one member of our Audit Committee must, in the opinion of our Board, be an “audit committee financial expert” or have accounting or related financial management expertise. Our Board has determined that Mr. Fishbane is an “audit committee financial expert” within the meaning ascribed to such term under the rules promulgated under the Sarbanes-Oxley Act of 2002, due to his education, training and employment as a certified public accountant, auditor and chief financial officer and other relevant experience acquired through his work at M.D. Sass and other companies.

Compensation Committee	Our Compensation Committee, which met four times in 2009, is currently comprised of two of our non-employee directors, John L. Teeger (Chairman) and Karl W. Schwarzfeld. Mr. Teeger replaced John W. Gildea as a member and Chairman of our Compensation Committee on March 12, 2010, after our Board reassessed the membership of each of our Board committees in an effort to more evenly disperse the responsibilities of each of our Board members. Our Compensation Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com/compensation.html. Our Compensation Committee is responsible for discharging the compensation responsibilities of our Board, including:

•   reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and determining and approving our Chief Executive Officer’s compensation level based on this evaluation;

• determining and approving the compensation levels for our other executive officers;

• making recommendations to our Board with respect to the adoption, amendment or termination of our incentive compensation plans and equity-based plans;

•   administering our compensation programs for executive officers (including bonus plans, long-term incentive plans, stock option and other equity-based programs, deferred compensation plans and other cash or stock incentive programs);

• reviewing and making recommendations to our Board with respect to other significant employee benefit programs; and

• reviewing and approving our annual merit budget.

In addition, our Compensation Committee establishes the annual fees and meeting fees to be paid to our non-employee directors.

The roles of our executive officers and of consultants in determining compensation of our executive officers and directors, and the ability of the Compensation Committee to delegate its authority, are discussed under “Compensation Discussion and Analysis.”

As discussed above, Mr. Teeger is considered independent under the listing standards of the New York Stock Exchange, while Mr. Schwarzfeld may be considered not independent under these listing standards due to his employment by Resurgence. Under the Charter of our Compensation Committee, each member of our Compensation Committee must be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment, and have, in the opinion of our Board and each member of our Compensation Committee, sufficient time available to devote reasonable attention to the responsibilities of our Compensation Committee.

Corporate Governance Committee	Our Corporate Governance Committee, which met four times in 2009, was comprised of two of our non-employee directors, Dr. Peter T.K. Wu (Chairman) and John W. Gildea. Our Corporate Governance Committee operated under a written charter adopted by our Board and considered all matters related to our corporate governance. In discharging its duties, our Corporate Governance Committee was responsible for making recommendations to our Board with respect to changes to our Certificate of Incorporation, Bylaws, committee structure and corporate governance principles, reviewing all stockholder proposals, considering questions of independence of our Board members and possible conflicts of interest, reviewing succession plans relating to positions held by our senior executive officers and reviewing our insurance and indemnity arrangements for our directors and officers. Our Corporate Governance Committee also provided oversight with respect to the establishment of and adherence to our corporate compliance programs, codes of conduct and other policies and procedures concerning our business and our compliance with all relevant laws.

Our Corporate Governance Committee had also acted as our “nominating committee.” In this capacity, our Corporate Governance Committee was responsible for considering, recommending and recruiting candidates to fill new or vacant positions on our Board and conducting inquiries into the backgrounds and qualifications of possible candidates for positions on our Board (unless any person or entity had the power to designate the individual to fill such position under our Certificate of Incorporation, any contract to which we are a party or the terms of any series of our preferred stock).

As discussed above, Mr. Gildea and Dr. Wu are considered independent under the listing standards of the New York Stock Exchange. Under the Charter of our Corporate Governance Committee, each member of our Corporate Governance Committee was required to be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment, and have, in the opinion of our Board and in the opinion of each member of our Corporate Governance Committee, sufficient time available to devote reasonable attention to the responsibilities of our Corporate Governance Committee.

On March 12, 2010, our Board dissolved our Corporate Governance Committee. In connection with this dissolution, our Corporate Governance Committee’s responsibility for providing oversight with respect to the establishment of and adherence to our corporate compliance programs, codes of conduct and other policies and procedures concerning our business and our compliance with all relevant laws and reviewing our insurance and indemnity arrangements for directors and officers was transferred to our

Audit Committee. Going forward, our Board does not intend to maintain a separate nominating committee and will, instead, fulfill this function as an entire Board. In addition, our Board as a whole will be responsible for considering changes to our Certificate of Incorporation, Bylaws, committee structure and corporate governance principles and reviewing stockholder proposals. Finally, our Board intends to use ad hoc committees of independent directors to address any questions of independence of our Board members or possible conflicts of interest that may arise in the future.

Environmental, Health & Safety Committee	Our Environmental, Health & Safety Committee, which met four times in 2009, is currently comprised of three of our non-employee directors, Richard K. Crump (Chairman), John L. Teeger and Dr. Peter T.K. Wu. Mr. Teeger was appointed as a member of our Environmental, Health & Safety Committee on March 12, 2010. Our Environmental, Health & Safety Committee establishes policies, practices and procedures for employee safety and health, environmental protection and product safety to ensure that our operations are conducted in compliance with environmental laws, rules, regulations, permits and licenses. Our Environmental, Health & Safety Committee also conducts ongoing environmental planning activities and makes recommendations to our Board concerning the selection of external environmental auditors, including their compensation and the proposed terms of their engagement. After the Annual Meeting, Dr. Wu will no longer be a member of our Environmental, Health & Safety Committee.
Compensation Committee Interlocks and Insider Participation
          During 2009, Messrs. Gildea and Schwarzfeld served on our Compensation Committee. Neither of these directors has ever been one of our officers or employees. With the exception of those matters described below under “Related Person Transactions” pertaining to Mr. Schwarzfeld, none of our directors serving on our Compensation Committee in 2009 had any relationship that requires disclosure in this Proxy Statement as a transaction with a related person. During 2009:
•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee;

•	none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and

•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.
Governance Principles
          Our Board adopted formal Governance Principles in August of 2005, a current copy of which is posted on our website at www.sterlingchemicals.com and filed as an Exhibit to our Form 10-K. Our Governance Principles contain policies and guidelines related to:
•	the respective roles and functions of our Board and management;

•	the size of our Board, our Board Committees and criteria for membership;

•	compensation paid to our directors;

•	executive sessions of independent directors;

•	self-evaluations by our Board and our Board Committees;

•	ethics and conflicts of interest;

•	annual compensation reviews of our senior executive officers;

•	access to management and independent advisors; and

•	director orientation and education.

Preferred Stock Nominees
Who May Vote
If you owned any shares of our Preferred Stock on March 5, 2010, as reflected in our stock register, you may vote in the election for the Preferred Stock Nominees. Our shares of Common Stock do not vote in the election for the Preferred Stock Nominees.
Outstanding Shares
On March 5, 2010, there were 6,559.050 shares of our Preferred Stock outstanding (currently convertible into 6,559,050 shares of our Common Stock at the option of the holders), none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the election for the Preferred Stock Nominees, we must have a quorum. This means that we must have at least a majority of the shares of our Preferred Stock represented at the Annual Meeting, either in person or by proxy. Any shares of Preferred Stock owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our Preferred Stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for the election for the Preferred Stock Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Preferred Stock has the right to cast one vote for each of the Preferred Stock Nominees. Directors are elected by a plurality and the three Preferred Stock Nominees who receive the most votes cast by the shares of our Preferred Stock will be elected to our Board. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Designation of Nominees
Under our Preferred Stock Designation, the holders of our Preferred Stock, voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and Common Stock beneficially owned by Resurgence and its and its affiliates managed funds and accounts, as well as certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect at least a majority of our directors. Each year, the holders of our Preferred Stock send us a designation of the individuals that these holders would like us to include in our proxy statement as nominees for the director seats for which they are entitled to vote.
Information about each of the Preferred Stock Nominees is provided below.

          Our Board of Directors recommends that the holders of shares of our Preferred Stock vote FOR the election to our Board of each of the following candidates:

Daniel M. Fishbane Age 48 Director Since November 2009	Mr. Fishbane is a Senior Vice President and the Chief Financial Officer of M.D. Sass, which wholly owns Resurgence. Resurgence beneficially owns a substantial majority of the voting power of our securities. Prior to joining M.D. Sass in January 2008, Mr. Fishbane served as Chief Financial Officer for Pequot Capital, a $7 billion multi-strategy hedge fund organization based in Connecticut from 2005 to 2008. Prior to that time, Mr. Fishbane was Managing Director and Chief Financial Officer of Swiss Re Financial Products Corp. from 2001 to 2005, Executive Vice President and Chief Financial Officer of National Discount Brokers Group from 2000 to 2001 and Managing Director-Finance & Operations, CFO at D.E. Shaw from 1990 to 1999.

Karl W. Schwarzfeld Age 33 Director Since March 2006	Mr. Schwarzfeld is a Vice President of Resurgence, which beneficially owns a substantial majority of the voting power of our securities. Prior to becoming Vice President in 2006, Mr. Schwarzfeld held several positions at Resurgence, including Director of Operations from 2004 through 2006, Vice President of Operations from 2003 through 2004, Assistant Vice President of Operations from 2002 through 2003, Operations Manager from August of 2000 through 2002 and Portfolio Administrator from August of 1998 through July of 2000. Mr. Schwarzfeld previously served as a member of the Board of Directors of Furniture.com, Inc. during 2007 and 2008.

Philip M. Sivin Age 38 Director Since July 2004	Mr. Sivin is a Managing Director of M.D. Sass — Macquarie Financial Strategies Management Company, LLC (“FinStrat”) and of M.D. Sass, which wholly owns Resurgence. Resurgence beneficially owns a substantial majority of the voting power of our securities. Mr. Sivin has worked at M.D. Sass and/or its affiliated companies since 2000 in various capacities including Senior Vice President of FinStrat and MD Sass from 2006 through 2009, Vice President of Resurgence from 2004 through 2007 and Senior Vice President and General Counsel of M.D. Sass and M.D. Sass Associates, Inc. from 2000 through 2005. Prior to joining M.D. Sass in 2000, Mr. Sivin was an attorney at Sullivan & Cromwell LLP in New York specializing in corporate, securities, real estate and investment management transactions.

Mr. Sivin has also served as a member of the Board of Directors and an executive officer of M.D. Sass, M.D. Sass Associates, Inc. and M.D. Sass Management since 2000 and a member of the Board of Directors of Taurus Fund Management Pty Limited, Taurus SM Holdings Pty Limited and New Holland Capital Pty Limited since 2008 and of Furniture.com since 2006. Previously, Mr. Sivin served as a member of the Board of Directors of RDA Sterling Holdings Corporation during 2007 and 2008, a member of the Liquidating Trust Board of SmarTalk TeleServices, Inc. and its affiliates during 2006 and a member of the Board of Directors of First Commercial Credit Corp. since 2006.

General Nominees
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 5, 2010, as reflected in our stock register, you may vote in the election for the General Nominees.
Outstanding Shares
On March 5, 2010, there were 6,559.050 shares of our Preferred Stock outstanding (currently convertible into 6,559,050 shares of our Common Stock at the option of the holders), and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote for the General Nominees, we must have a quorum. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
In the election for the General Nominees, our shares of Preferred Stock and Common Stock vote together as a single class. For purposes of class voting, each share of our Common Stock has the right to one vote and each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share of Preferred Stock is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the election of the General Nominees, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for the election of the General Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote for each of the General Nominees and each share of our Preferred Stock has the right to cast 1,000 votes for each of the General Nominees. Directors are elected by a plurality and the four General Nominees who receive the most votes cast by the shares of our Preferred Stock and our Common Stock will be elected to our Board. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Information about each of the General Nominees is provided below.

          Our Board of Directors recommends that the holders of shares of our Preferred Stock and Common Stock vote FOR the election to our Board of each of the following candidates:

Richard K. Crump Age 64 Director Since December 2001	Mr. Crump retired from his positions as our President and Chief Executive Officer in May of 2008, positions he had held since January of 2003. Prior to that time, Mr. Crump served as our Co-Chief Executive Officer from December of 2001 through January of 2003, our Executive Vice President — Operations from May of 2000 through December of 2001, our Vice President — Strategic Planning from December of 1996 through May of 2000, our Vice President — Commercial from October of 1991 through December 1, 1996 and our Director — Commercial from August of 1986 through October of 1991. Prior to joining us, Mr. Crump was Vice President of Sales for Rammhorn Marketing from 1984 through August of 1986 and Vice President of Materials Management for El Paso Products Company from 1976 through 1983.

John V. Genova Age 55 Director Since May 2008	Mr. Genova became our President and Chief Executive Officer in May of 2008. Mr. Genova most recently served as Vice President of Corporate Planning for Tesoro Corporation. Prior to becoming Vice President at Tesoro in 2005, Mr. Genova served as Executive Vice President — Refining at Holly Corporation since 2004. Mr. Genova began his career as an engineer at ExxonMobil Corporation in 1976, working in a variety of positions in the refining, supply and natural gas functions before becoming the Executive Assistant to the Chairman and General Manager, Corporate Planning, responsible for development of ExxonMobil’s corporate plans during 2002 and 2003.

Mr. Genova has also served as an advisory board member for 1859 Partners, LLC, an investment company, since 2009 and as a member of the Board of Directors of Encore Acquisition Company since 2004. In addition, Mr. Genova has provided consulting services to investment banks, private equity companies and hedge funds.

John W. Gildea Age 66 Director Since December 2002	Mr. Gildea has been a managing director and principal of Gildea Management Company since 1990. Gildea Management Company and its affiliates previously served as the investment advisor to The Network Funds, which specialized in distressed company and special situation investments.
Mr. Gildea has also served as a director of Shearer’s Foods, Inc., a private company, since 2009, a director and a member of the Audit Committee and the Compensation Committee of America Service Group, Inc. since 2007, a director and member of the Audit Committee and Compensation Committee of Misonix, Inc. for over five years and director of Sothic Capital, an United Kingdom based private distressed fund. Previously Mr. Gildea served as a director of Universal Aerospace Company, Inc. from 2005 through 2008 and a director of several United Kingdom based investment trusts for over five years. Mr. Gildea has also served on the Board of Directors of a number of restructured or restructuring companies, including Amdura Corporation, American Healthcare Management, Inc., America

Service Group Inc., GenTek, Inc., Konover Property Trust, Inc. and UNC Incorporated.

John L. Teeger Age 66 Director Since March 2010	Mr. Teeger is the President and Chief Operating Officer of Founders Equity Inc. (“Founders”), positions he has held since 1981. Founders manages private equity funds through its affiliates Founders Equity SBIC I LP and Founders Equity NY LP, which invest in small to mid-cap enterprises operating in the U.S. Prior to joining Founders, Mr. Teeger was a Vice President of Bear Stearns & Co. from 1976 to 1981. Mr. Teeger has been a director and an officer of numerous entities formed by Founders and its affiliates and is currently a director of Stone Source Inc., Richardson Foods Inc., Glass America Inc. and Ensure Technologies Inc. Mr. Teeger is also a member and former Chapter Chairman of the World Presidents Organization and the Young Presidents Organization.

Ratification of Appointment of Independent Registered Public Accounting Firm
(Item 2 on the Proxy Card)
          Our Audit Committee has appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2010. We are asking that our stockholders ratify the Grant Thornton Appointment. Grant Thornton has been our independent accounting firm since April 10, 2008, and we believe that they are well qualified. Representatives of Grant Thornton are expected to be present at the Annual Meeting to answer appropriate questions and to make a statement, if they desire to do so.
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 5, 2010, as reflected in our stock register, you may vote at the Annual Meeting on the ratification and approval of the Grant Thornton Appointment.
Outstanding Shares
On March 5, 2010, there were 6,559.050 shares of our Preferred Stock outstanding (currently convertible into 6,559,050 shares of our Common Stock at the option of the holders), and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote on the Grant Thornton Appointment, we must have a quorum of our stockholders. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
Our shares of Preferred Stock and Common Stock vote together as a single class on the Grant Thornton Appointment. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the vote on the Grant Thornton Appointment, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for purposes of determining a quorum for the vote on the Grant Thornton Appointment, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote on the Grant Thornton Appointment and each share of our Preferred Stock has the right to cast 1,000 votes on the Grant Thornton Appointment. Ratification and approval of the Grant Thornton Appointment requires the favorable vote of a majority of the voting power of the shares of our Preferred Stock and Common Stock that are entitled to vote and are present at the Annual Meeting, in person or by proxy. As a result, an abstention from voting on the Grant Thornton Appointment will have the same effect as a vote against the Grant Thornton Appointment. However, broker non-votes are considered not to be present for voting on the Grant Thornton Appointment and, consequently, do not count as votes for or against the Grant Thornton Appointment and are not considered in calculating the number of votes necessary for approval.

          Our Audit Committee has furnished the following report for inclusion in this Proxy Statement.
Roles in Financial Reporting
          The management of Sterling Chemicals, Inc. (“Sterling”) is responsible for Sterling’s internal controls and the financial reporting process. The independent registered public accounting firm hired by Sterling is responsible for performing an independent audit of Sterling’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing an opinion on the conformity of those financial statements with accounting standards generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to Sterling’s Board of Directors with respect to its findings.
Fiscal 2009 Financial Statements
          In order to fulfill our monitoring and oversight duties, we reviewed the audited financial statements included in Sterling’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and we met and held discussions with Sterling’s management and Grant Thornton LLP (“Grant Thornton”), Sterling’s independent registered public accounting firm for the fiscal year ended December 31, 2009, with respect to those financial statements. Management represented to us that all of these financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We also discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 114, as amended. Finally, we received and have reviewed the written disclosures and the letter provided to us by Grant Thornton, as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with Grant Thornton its independence. Based upon our review and our discussions with management and Grant Thornton, and our review of Grant Thornton’s report and the representations of management, we recommended to Sterling’s Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
Incorporation by Reference
          No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of the Acts.

Respectfully submitted, The Audit Committee of the Board of Directors
Daniel M. Fishbane (Chairman)
John W. Gildea

Audit Fees, Audit Related Fees, Tax Fees and Other Fees
          Grant Thornton has served as our independent public accountants since April of 2008. We paid Grant Thornton the following fees for the years ended December 31, 2009 and December 31, 2008, respectively:

	2009	2008
Audit Fees	$420,221	$410,706
Audit Related Fees	7,950	239,103
Tax Fees	0	0
All Other Fees	0	0

Total	$428,171	$649,809
Audit Fees paid to Grant Thornton were for professional services consisting of the audit of the financial statements included in our Annual Report on Form 10-K and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Audit Related Fees for services provided by Grant Thornton were primarily for audit services performed in connection with the preparation of a Form S-8 registration statement during 2009 and for audit services performed in connection with our exchange offer registration statement pertaining to our 10 1/4% Senior Secured Notes during 2008.
          Our Audit Committee considered whether the provision of non-audit services by Grant Thornton was compatible with maintaining its independence, and concluded that the independence of Grant Thornton was not compromised by the provision of such services. In addition, our Audit Committee requires pre-approval of all audit and non-audit services provided by Grant Thornton or any other accounting firm and pre-approved all of the services included in the table above. Our Audit Committee has not adopted any additional pre-approval policies and procedures but, consistent with its Charter, our Audit Committee may delegate to one or more of its members the authority to pre-approve audit and non-audit services as permitted by law, provided that such pre-approval is submitted for ratification by the full Audit Committee at its next scheduled meeting.
Our Board of Directors recommends that you vote FOR this proposal.
* * *

Approval of Long-Term Incentive Plan
(Item 3 on the Proxy Card)
          On August 7, 2009, our Board of Directors adopted our Long-Term Incentive Plan, which provides for the issuance of awards of performance units to our Chief Executive Officer and President, our Senior Vice Presidents and other key employees. The terms of our Long-Term Incentive Plan are summarized below but such summary is qualified, in its entirety, by reference to the actual text of our Long-Term Incentive Plan which is set forth in Annex A.
Purposes
          The purposes of our Long-Term Incentive Plan are to reward our executive officers and other designated employees for achieving pre-established financial objectives that contribute to our growth and profitability, to increase stockholder value and to provide an incentive compensation opportunity that will enable us to attract, motivate and retain outstanding executives.
Administration
          Our Long-Term Incentive Plan is administered by our Compensation Committee, which has full discretion to administer and interpret our Long-Term Incentive Plan and to establish such rules and regulations as it deems necessary or advisable. In addition, our Compensation Committee has the full discretion to determine, among other things, who will be granted awards of performance units under our Long-Term Incentive Plan and to determine the type, terms and conditions of those awards. Each member of our Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.
Eligibility
          Performance awards may be granted to our Chief Executive Officer, our President, our Senior Vice Presidents and any other key employees (or those of our subsidiaries) as our Compensation Committee may select that are deemed to be significant contributors to our growth and profitability.
New Plan Benefits
          The number of awards under our Long-Term Incentive Plan that will be received or allocated to our executive officers and other key employees is not determinable at this time. Our non-employee directors and service providers are not eligible for awards under our Long-Term Incentive Plan.
Grants of Awards
          Our Compensation Committee determines those of our employees who will be granted awards each year and the terms of those awards. We expect all awards under our Long-Term Incentive Plan to be in the form of performance units, each having a value of $1,000. Performance units under our Long-Term Incentive Plan may be payable in the form of cash or other property and are payable upon the satisfaction of pre-determined performance goals over “performance periods.” For purposes of our Long-Term Incentive Plan, performance goals may include any of the following business criteria: revenues, earnings before interest, taxes, depreciation and amortization (which may be adjusted for certain non-recurring and other items as described in our Long-Term Incentive Plan), free cash flow, funds from operations per share, operating income (loss), pre or after tax income (loss), cash available for distribution, cash available for distribution per share, cash and/or cash equivalents available for operations, net earnings

(loss), earnings (loss) per share, return on equity, return on assets, share price performance, improvements in our attainment of expense levels, implementation or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development or progress relating to research and development. Performance goals will typically be assigned threshold, target and maximum levels of performance, with the number of units earned determined at the end of the performance period. Generally, if actual performance during the performance period is below threshold level, no performance units are earned or payable. However, if threshold level is attained, the number of performance units earned will generally be 50% of the number of performance units that would have been earned at target level and if maximum level of performance (or above) is attained, the number of performance units earned and payable will generally be twice the number of performance units that would have been earned at the target level of performance. The number of performance units earned and payable for performance between threshold and target or between target and maximum is pro rated. Our Compensation Committee sets the level of performance for the payment of performance units at the time of grant of the relevant performance units.
Performance Periods
          Our Compensation Committee sets the duration of performance units at the time of grant. Typically, performance periods will be three years. However, for the grants of performance units made by our Compensation Committee on August 7, 2009, the performance period commenced on July 1, 2009 and will end on December 31, 2011 (the “2009 Performance Period”). Performance periods under our Long-Term Incentive Plan will overlap, with the expectation that awards may be earned and paid on an annual basis starting with the end of the 2009 Performance Period.
Maximum Amount Payable
          No participant in our Long-Term Incentive Plan may be granted awards for all performance periods commencing in the same year that would allow that participant to earn more than $5,000,000 from those performance units.
Existing Grants of Performance Units
          Our Compensation Committee awarded each of our Named Executive Officers (other than Ms. Stucky) performance units under our Long-Term Incentive Plan on August 7, 2009 and awarded performance units to Messrs. Genova, Hale and Treybig on February 10, 2010. The number of performance units granted and the performance metrics required to be achieved in order for these performance units to become earned and payable are described below in “Long-Term Cash Incentive Compensation” in the Compensation Discussion and Analysis portion of this proxy statement.
Death, Disability or Separation From Employment
          Upon the death or “Disability” (as such term is defined in our Long-Term Incentive Plan) of a holder of performance units, any incomplete performance periods for outstanding performance units awarded to that holder will end at that time and the outstanding performance units become payable, if at all, in accordance with the terms set out at the time of grant of those performance units. For the performance units awarded by our Compensation Committee on August 7, 2009 (our “2009 Performance Units”), each holder of those 2009 Performance Units that remain outstanding will be deemed to have earned the number of 2009 Performance Units that he or she would have earned at the target level of performance. For the performance units awarded by our Compensation Committee on February 10, 2010

(our “2010 Performance Units” and, together with our 2009 Performance Units, our “Performance Units”), each holder of those 2010 Performance Units that remain outstanding will be deemed to have earned the number of 2010 Performance Units that he or she would have earned at the target level of performance multiplied by a fraction, the numerator of which is the number of days in the 2010 Performance Period during which such recipient was employed by us and the denominator of which is the total number of days in the 2010 Performance Period, and we will redeem those 2010 Performance Units for $1,000 each in cash. Any Performance Units deemed to have been earned under these provisions will be paid in cash at an amount equal to $1,000 per Performance Unit, with such payment to be made on or before March 14 of the calendar year immediately following the calendar year in which such holder died or became disabled.
          The treatment of a holder’s outstanding performance units in the event that his or her employment with us terminates prior to the end of the relevant performance period is at the discretion of our Compensation Committee unless the specific terms are set out at the time of the grant of those performance units. For our Performance Units, if we terminate the employment of any holder of performance units without “Cause” or if the holder terminates his or her employment for “Good Reason,” as such terms are defined in our Long-Term Incentive Plan, and our Performance Units become earned and payable, the number of Performance Units earned by that holder will be the number of Performance Units that would have been earned by such holder had his or her employment continued throughout the relevant Performance Period times a fraction, the numerator of which is number of days during the relevant Performance Period that elapse through and including the date of such holder’s retirement, and the denominator of which is number of days in the relevant Performance Period. Any Performance Units earned under these provisions will be paid in cash at an amount equal to $1,000 per Performance Unit, with such payment to be made on or before March 14 of the calendar year immediately succeeding the last day of the relevant Performance Period. In the event that a holder of our 2009 Performance Units retires prior to the end of the 2009 Performance Period and 2009 Performance Units become earned and payable, the number of 2009 Performance Units earned by such holder will be the number of 2009 Performance Units that would have been earned by such holder had his or her employment continued throughout the 2009 Performance Period times a fraction, the numerator of which is number of days during the period commencing on July 1, 2009 and continuing through and including the date of such holder’s retirement, and the denominator of which is number of days in the 2009 Performance Period. Any 2009 Performance Units earned under these provisions will be paid in cash at an amount equal to $1,000 per Performance Unit, with such payment to be made on or before March 14, 2012. In the event that a holder of our 2010 Performance Units retires prior to the end of the 2010 Performance Period, all 2010 Performance Units held by that retiree are forfeited at the time of retirement. In the event that the employment with us of a holder of our 2009 Performance Units or our 2010 Performance Units terminates for any other reason, whether or to what extent any of our 2009 Performance Units or our 2010 Performance Units become earned or payable is at the discretion of our Compensation Committee.
Change of Control
          Upon a “Change of Control,” as such term is defined in our Long-Term Incentive Plan, any incomplete performance periods for outstanding performance units end at that time and the outstanding performance units become payable, if at all, in accordance with the terms set out at the time of grant of those performance units. For our Performance Units, all outstanding performance units will automatically lapse and be canceled upon the occurrence of a Change of Control if a Transaction Fee (as defined in that certain Amended and Restated Employment Agreement dated as of June 16, 2009 between us and Mr. Genova) is paid to any holder of those Performance Units in connection with the transaction resulting in such Change in Control. However, if no Transaction Fee is paid to any holder of those Performance Units in connection with the transaction resulting in such Change in Control pursuant to the terms of Mr.

Genova’s Employment Agreement, each of our Named Executive Officers (other than Mr. Beaver who resigned effective October 31, 2009) and Mr. Collins will be deemed to have earned the number of Performance Units that he or she would have earned at the target level of performance. Any Performance Units earned under these provisions will be paid in cash at an amount equal to $1,000 per Performance Unit (pro rated in the case of our 2009 Performance Units granted to Mr. Rostek who retired effective March 16, 2010), with such payment to be made at the time the relevant transaction is consummated.
Tax Consequences
          The recipient of an award of performance units will not experience any tax impact for federal income tax purposes at the time of the award. However, to the extent any performance units become earned and payable under our Long-Term Incentive Plan, the amount received by the recipient will be taxable to the recipient as ordinary income for federal income tax purposes in the year he or she receives the cash payment. All awards under our Long-Term Incentive Plan made after our stockholders approve our Long-Term Incentive Plan are intended to provide an incentive compensation opportunity exempt from the deduction limitations contained in Section 162(m) of the Internal Revenue Code of 1986. Unless limited by Section 162(m) of the Internal Revenue Code of 1986, we will be entitled to a tax deduction in the amount, and at the time, a recipient recognizes a payment under our Long-Term Incentive Plan as ordinary income. This discussion of the tax consequences of awards of performance units under our Long-Term Incentive Plan does not purport to be complete in that it discusses only federal income tax consequences, and it does not discuss tax consequences that may arise in special circumstances, such as the death of the participant.
Termination and Amendment
          Our Board may, at any time, terminate or, from time to time, amend, modify or suspend our Long-Term Incentive Plan, with or without stockholder approval. However, a termination or an amendment or modification of our Long-Term Incentive Plan will not affect the rights or benefits of any recipient, or our obligations, under any awards of performance units made prior to the effective date of the termination, amendment or modification.

Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 5, 2010, as reflected in our stock register, you may vote at the Annual Meeting on the ratification and approval of our Long-Term Incentive Plan.
Outstanding Shares
On March 5, 2010, there were 6,559.050 shares of our Preferred Stock outstanding (currently convertible into 6,559,050 shares of our Common Stock at the option of the holders), and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote on our Long-Term Incentive Plan, we must have a quorum of our stockholders. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
Our shares of Preferred Stock and Common Stock vote together as a single class on our Long-Term Incentive Plan. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the vote on our Long-Term Incentive Plan, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for purposes of determining a quorum for the vote on our Long-Term Incentive Plan, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote on our Long-Term Incentive Plan and each share of our Preferred Stock has the right to cast 1,000 votes on our Long-Term Incentive Plan. Ratification and approval of our Long-Term Incentive Plan requires the favorable vote of a majority of the voting power of the shares of our Preferred Stock and Common Stock that are entitled to vote and are present at the Annual Meeting, in person or by proxy. As a result, an abstention from voting on our Long-Term Incentive Plan will have the same effect as a vote against our Long-Term Incentive Plan. However, broker non-votes are considered not to be present for voting on our Long-Term Incentive Plan and, consequently, do not count as votes for or against our Long-Term Incentive Plan and are not considered in calculating the number of votes necessary for approval.
Our Board of Directors recommends that you vote FOR this proposal.
* * *

Additional Proposals
          Our Board does not intend to bring any other matters before the Annual Meeting in addition to those described above, and has not been informed that any other matters are to be presented by others. The accompanying proxy confers discretionary authority upon the persons named therein to vote your shares of Preferred Stock and/or Common Stock in accordance with their best judgment on any other matter that may be properly brought before the Annual Meeting.

Executive Officers Of The Company
     Personal information with respect to each of our executive officers is set forth below.

John V. Genova Age 55	Mr. Genova became our President and Chief Executive Officer in May of 2008. Mr. Genova most recently served as Vice President of Corporate Planning for Tesoro Corporation. Prior to becoming Vice President at Tesoro in 2005, Mr. Genova served as Executive Vice President — Refining at Holly Corporation since 2004. Mr. Genova began his career as an engineer at ExxonMobil Corporation in 1976, working in a variety of positions in the refining, supply and natural gas functions before becoming the Executive Assistant to the Chairman and General Manager, Corporate Planning, responsible for development of ExxonMobil’s corporate plans during 2002 and 2003. Mr. Genova has also served as an advisory board member for 1859 Partners, LLC, an investment company, since 2009 and as a member of the Board of Directors of Encore Acquisition Company since 2004. In addition, Mr. Genova has provided consulting services to investment banks, private equity companies and hedge funds.

David J. Collins Age 41	Mr. Collins has been our Senior Vice President and Chief Financial Officer since March 1, 2010. Mr. Collins most recently served as the Chief Financial Officer of PetroSearch Energy Corporation, a crude oil and natural gas exploration company, from 2003 through 2009. Prior to serving as the Chief Financial Officer at PetroSearch, Mr. Collins served as Chief Financial Officer/Controller at Kazi Management from 2002 through 2003 and Vice President and Chief Financial Officer at Federation Logistics Inc. from 1993 through 2001. Mr. Collins also previously served as a Senior Auditor/Certified Public Accountant at Ernst & Young, LLP from 1990 through 1993.

Kenneth M. Hale Age 47	Mr. Hale has been our General Counsel since January of 2001, our Senior Vice President and Corporate Secretary since January of 2003, head of our Human Resources & Administration Department since January of 2005 and head of our Information Technology and Purchasing Departments since January of 2010. Prior to becoming one of our Senior Vice Presidents, Mr. Hale served as one of our Vice Presidents from October of 2002 through January of 2003. Prior to becoming General Counsel, Mr. Hale served as our Senior Counsel from July of 2000 through January of 2001, and as Assistant General Counsel from December of 1997 through July of 2000. Prior to joining us, Mr. Hale was an associate attorney at the law firm of Andrews & Kurth L.L.P. from January of 1994 until December of 1997, and at the law firm of Honigman Miller Schwartz and Cohn from May of 1990 until December of 1993, where he specialized in mergers and acquisitions, finance, securities and general corporate matters.

Walter B. Treybig Age 53	Mr. Treybig joined Sterling in 1993 and has been our Senior Vice President — Manufacturing since January of 2003. Prior to that time, Mr. Treybig served as our Plant Manager since 1998 and our Manager of Environmental, Health & Safety. Before joining us, Mr. Treybig held various positions at PPG Industries, Inc., Cain Chemical Inc., Occidental Chemical Corporation and Ausimont USA Incorporated. Mr. Treybig also serves as a Director of the Galveston County Health District.

Bruce E. Moore Age 44	Mr. Moore has been our Vice President and Treasurer since September of 2008. Prior to that time, Mr. Moore served as our Treasurer from January of 2003 through August of 2008, our Director of Treasury Operations from May of 2001 through January of 2003 and our Petrochemicals Division Controller from November of 1998 through May of 2001. Prior to that time, Mr. Moore served in a variety of financial positions since joining us in December of 1989, including positions in internal audit, tax and financial reporting. Prior to joining us, Mr. Moore held various positions in the audit and tax departments of KPMG LLP.

Carla E. Stucky Age 42	Ms. Stucky has been our Vice President and Corporate Controller since September of 2008. Upon the resignation of our Chief Financial Officer on October 31, 2009, she assumed the responsibilities as our Principal Financial Officer until a replacement is engaged. Prior to being appointed a Vice President, Ms. Stucky served as our Corporate Controller from December of 2007 through August of 2008. Prior to joining us in December of 2007, Ms. Stucky served as Corporate Controller for Outsource Partners International, Inc. from July of 2006 through November of 2007, Director of Finance for Hempel A/S from April of 2005 to July of 2006, Assistant Controller for Nabors Industries, Ltd, from April of 2003 to March of 2005 and Director of Reporting and Corporate Accounting for Live Nation from May of 1999 to March of 2003. Ms. Stucky also held various positions in the audit practice of PricewaterhouseCoopers from January of 1994 through April of 1999.

Compensation Committee Report
          Our Compensation Committee has furnished the following report for inclusion in this Proxy Statement.
          The Compensation Committee of Sterling Chemicals, Inc. (“Sterling”) is responsible for administering Sterling’s executive compensation program and discharging most compensation responsibilities of Sterling’s Board of Directors. Among other things, we review general compensation issues and determine the compensation of all of Sterling’s senior executives and other key employees, and make recommendations regarding, and administer, all of Sterling’s employee benefit plans that provide benefits to our senior executives.
          We have reviewed the Compensation Discussion and Analysis included in the Proxy Statement in which this report appears, and we met and held discussions with Sterling’s management with respect to that portion of the Proxy Statement. Based upon our review and discussions with management, we recommended to Sterling’s Board of Directors that the Compensation Discussion and Analysis appearing in the Proxy Statement be included herein.
          No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of such Acts.
Respectfully submitted,
The Compensation Committee
of the Board of Directors
John L. Teeger (Chairman)
Karl W. Schwarzfeld

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
          Our senior executive compensation program is designed to motivate, reward and retain the management talent needed to achieve our business goals and our stockholders’ objectives. Under our program, a significant portion of the potential compensation of our senior executives is dependent on our financial performance. Our program offers our senior executives salary levels and compensation incentives designed to:
•	attract, motivate and retain talented and productive executives;

•	recognize individual performance and our overall corporate performance relative to the performance of our competitors and other companies of comparable size; and

•	support our short-term and long-term goals.
We believe that this approach ensures an appropriate link between the compensation of our senior executives and the accomplishment of our goals and our stockholders’ objectives.
Processes and Procedures for Determining Compensation
          Our Compensation Committee is responsible for discharging the primary compensation responsibilities of our Board and has the authority to determine and approve the compensation paid to each of our senior executive officers, including the Named Executive Officers (as defined below). Our Compensation Committee also administers our compensation programs for our senior executive officers (including bonus plans, stock option and other equity-based programs, long-term incentive plans, deferred compensation plans and other cash or stock incentive programs), and makes recommendations to our Board with respect to whether any of those plans should be changed or terminated, or whether new plans should be adopted. The charter for our Compensation Committee does not contemplate any further delegation by our Compensation Committee, or any of its members, of the duties delegated to our Compensation Committee by our Board.
          Our Compensation Committee uses a number of sources to determine the compensation paid to each of our senior executives. One of the primary sources of information used by our Compensation Committee is data from independent compensation consultants. The extent of data received from these consultants varies from year to year. Once every several years, an in-depth analysis of each element of our senior executive compensation program, as well as the overall compensation paid to each of our senior executives, is performed by an independent consulting firm engaged directly by our Compensation Committee. In those years when an in-depth analysis is performed, the compensation consulting firm issues a final report to our Compensation Committee that provides its view of the appropriateness of the compensation paid to each of our senior executives and the appropriateness of our senior executive compensation program as a whole. This report and analysis is intended to provide our Compensation Committee with the ability to compare our senior executive compensation program to those offered by other chemical manufacturers and a select group of non-chemical companies of comparable size and other characteristics, and determine whether the compensation paid to each of our senior executives is both competitive and reasonable in relation to the duties required of that executive. In the years falling in between these more in-depth analyses, our management team provides our Compensation Committee with summary market data that is publicly available from several compensation consulting firms. Our Compensation Committee uses this data to assess general trends in the levels of base salaries and other compensation paid to senior executives in our industry, in our geographic locale and in the United States as a whole.

          In January of 2007, our Compensation Committee engaged The Hay Group, Inc. to perform an in-depth analysis of our senior executive compensation program. For its compensation decisions made for 2008, our Compensation Committee received summary market data from Hewitt Associates, Inc., World at Work, Sibson Consulting, Salary.com, Mercer Human Resources Consulting, LLC and Buck Consultants, and for its compensation decisions made in 2009, our Compensation Committee initially received summary market data from Business & Legal Reports (Southwest), Economic Research Institute, Mercer Human Resources Consulting, Salary.com, Watson Wyatt Worldwide and World at Work. However, due to the dramatic changes seen in the U.S. economy over the second half of 2008, our Compensation Committee was also provided with supplemental survey data for its compensation decisions for 2009 that was collected during November and December of 2008 from The Hay Group, Inc., Quorum Compensation Group, Hewitt Consulting and Longnecker & Associates. For 2010 compensation decisions, our Compensation Committee reviewed benchmarking data performed by management and summary market data from The Hay Group, Inc., Hewitt Consulting, Ioma — U.S., Mercer Human Resources Consulting, Salary.com, Watson Wyatt Worldwide and World at Work and Longnecker & Associates. After reviewing the market data, our Compensation Committee confers with our President and Chief Executive Officer to discuss the performance of each of our senior executives and, following that discussion, our Compensation Committee determines the amount of increase in base salary for each of our senior executives, including our President and Chief Executive Officer.
Total Compensation
          The major components of our senior executive compensation program are base salary, annual incentive compensation, long-term incentive compensation and stock-based compensation, in addition to a few perquisites and other personal benefits to our senior executives, such as group life insurance. In addition, we maintain a 401(k) plan for all of our employees, and currently match the contributions into our 401(k) Plan made by each of our employees, on a dollar-for-dollar basis, up to 6% of the participant’s base salary (based on standard hourly rate for our hourly employees). We also provide each of our senior executives (other than Mr. Genova) with post-employment compensation in the form of our Key Employee Protection Plan and our salaried employees’ pension plan, but benefit accruals under our salaried employees’ pension plan have been frozen since January 1, 2005. Mr. Genova, our President and Chief Executive Officer, is entitled to post-employment compensation under the terms of his Employment Agreement that is similar in design to the benefits provided our other senior executives under our Key Employee Protection Plan. Our Compensation Committee seeks to set base salaries for our senior executives at competitive rates, and also provides annual compensation opportunities linked to both our financial performance and the individual’s performance in each year. In addition, each of our senior executives has been issued performance units under our Long-Term Incentive Plan and stock options which links such executive’s compensation to our overall financial performance over an extended period. We believe that focusing executive compensation on variable incentive pay helps us meet our performance goals and enhances long-term stockholder value.
Base Salaries
          Under our compensation program, we place lower emphasis on fixed compensation for our senior executives and attempt to position their base salaries at competitive industry levels. Initially, each executive’s base salary is set at a level intended to reflect that executive’s experience, level of responsibility, job classification and competence. Dramatic changes in base salaries are uncommon and typically only occur if needed to adjust for market movements, promotions or significant changes in responsibility or individual performance. Each year, our Compensation Committee determines the amount of increases in the base salaries of our senior executives. Once every several years, an in-depth analysis of each element of our senior executive compensation program, including base salaries, is performed by an independent consulting firm. In those years, our Compensation Committee receives a report from the compensation consulting firm that includes an analysis of an appropriate range for the base salary of each of our senior executives. Depending on the results of the analysis, our Compensation Committee may elect to make a significant increase, or make a lower than expected increase, in the base salary of one or more of our senior executives in that year in order to align that senior executive’s base salary with the market rate for the position in question. In other years, our Compensation Committee reviews survey data and confers with our President and Chief Executive Officer to discuss the performance of each of our senior executives and, following that discussion, our Compensation Committee determines the increase in base salary for each of our senior executives, including our President and Chief Executive Officer.
          As noted above, in January of 2007, our Compensation Committee directly engaged The Hay Group, Inc. to perform an in-depth analyses of our senior executive compensation program. The report prepared by The Hay Group, Inc. indicated that each of our Named Executive Officers was earning total compensation in excess of the average total compensation earned by similar executives at the companies that The Hay Group, Inc. used for comparison purposes. However, our Compensation Committee was of the opinion that the report by The Hay Group, Inc. had placed undue emphasis on the valuation for stock options granted in 2003 (and, in one case, 2004) and elected to grant raises in base salaries to Messrs. Hale, Rostek and Treybig. Our Compensation Committee felt that the valuation of stock options used in the analyses performed by The Hay Group, Inc. was given too much weight because our practice at that time was to make one large grant of stock options to each of our senior executives, rather than annual grants, which artificially skewed the compensation expense reported for the year of the grant.
          On November 6, 2009, after conferring with our President and Chief Executive Officer, our Compensation Committee approved the following increases in the annual base salaries for Messrs. Genova, Hale and Treybig based on our 2009 financial performance, the contributions of each of our senior executives towards our overall performance and level of each of their existing salaries compared to salaries for similar positions in the market:

	2009	2010
John V. Genova	$415,000	$450,000
Kenneth M. Hale	258,110	274,000
Walter B. Treybig	221,520	228,000
Ms. Stucky’s base salary is not determined by our Compensation Committee. On February 19, 2010, Mr. Genova approved an increase in Ms. Stucky’s base salary from $162,100 to $168,105. David J. Collins was appointed by our Board as our Senior Vice President and Chief Financial Officer effective as of March 1, 2010 and our Compensation Committee approved Mr. Collins’ initial base salary of $250,000 per year.
Annual Incentive Compensation
          Our senior executives and other qualified salaried employees can earn additional cash incentive compensation each year under our Bonus Plan. The additional compensation available under our Bonus Plan is intended to reward the achievement of annual corporate and personal performance goals. Prior to August of 2008, the amount of bonuses paid under our Bonus Plan to each of our salaried employees, including our Named Executive Officers, was based on our earnings before interest, income taxes, depreciation and amortization (“EBITDA”) and the employee’s “Bonus Target” (which is a percentage of his or her base salary), with 50% of that amount being subject to adjustment based on the employee’s performance during the year. At that time, the Bonus Target of Mr. Crump, our former President and Chief Executive Officer, was 100% and the Bonus Target for each of our Senior Vice Presidents was 40%. Following amendments to our Bonus Plan in August of 2008, our Bonus Plan continues to be based in part on our financial performance and each individual employee’s performance, but also includes additional corporate goals and assesses individual performance in each year against pre-determined performance metrics for that year. Under our amended Bonus Plan, 50% of the bonus potential of each of the Named Executive Officers is determined by our performance against corporate performance goals (our “Corporate Performance Goals”) and 50% of the bonus potential of each of the Named Executive Officers is determined by the executive’s performance against his or her pre-determined performance metrics (“Individual Performance Goals”); provided, however, that our Compensation Committee can adjust individual bonus payments, up or down, based on events or accomplishments that are outside of the performance goals. Currently, the Bonus Target for Mr. Genova is 100%, the Bonus Target for Mr. Collins is 50%, the Bonus Targets for Messrs. Hale and Treybig are each 40% and Ms. Stucky’s Bonus Target is 35%. Generally, an employee must still be employed by us at the time the bonus is paid in order to receive a bonus payment.
          The amount of cash bonuses potentially payable to each employee under our amended Bonus Plan varies based on the number of our Corporate Performance Goals achieved (and the level achieved) and the individual’s performance measured against his or her Individual Performance Goals. For example, if the “threshold” level of performance is achieved with respect to all of our Corporate Performance Goals and all of the Individual Performance Goals of one of our Named Executive Officers in a calendar year, the Named Executive Officer is eligible for a bonus in an amount up to 50% of his Bonus Target times his base salary. If the “target” level of performance is achieved with respect to all of our Corporate Performance Goals and all of the Individual Performance Goals of one of our Named Executive Officers in a calendar year, the Named Executive Officer is eligible for a bonus in an amount up to 100% of his Bonus Target times his base salary. Finally, if the “maximum” level of performance is achieved with respect to all of our Corporate Performance Goals and all of the Individual Performance Goals of one of our Named Executive Officers in a calendar year, the Named Executive Officers is eligible for a bonus in an amount up to 200% of his Bonus Target times his base salary. If actual performance is between any of the specified levels, the bonus amount for that performance metric is pro-rated between the two levels on a straight-line basis. However, if we do not attain the threshold level of Adjusted EBITDA (in the case of 2008 or 2009) or Operating Cash Flow (in the case of 2010) required under our Bonus Plan, the amount of the bonuses paid to each of our Named Executive officers is at the discretion of the Compensation Committee (or Mr. Genova in the case of Ms. Stucky). Our Compensation Committee also has the discretion to adjust the amount of bonus paid to any individual (up or down) based on events or accomplishments that occur during the relevant year that were not contemplated at the time the Individual Performance Goals were approved or were otherwise outside those Individual Performance Goals. We believe that the potential to earn above market bonuses in any given year helps us attract, motivate and retain talented and productive senior executives and supports our short-term goals for that year. In addition, we believe that requiring minimum levels of financial performance in order to earn a bonus under our Bonus Plan and making 50% of the maximum bonus payable dependent upon individual performance, provides an effective tool for recognizing both individual performance and our overall corporate performance.

          The Corporate Performance Goals and their respective weightings for 2008, 2009 and 2010 are set forth below.

	Weighting
Performance Metric	2008	2009	2010
Employee OSHA Recordable Injuries	10%	10%	10%
Contractor OSHA Recordable Injuries	—	10%	10%
Environmental Incidents	10%	—	—
Process Safety Incidents	10%	—	—
Environmental & Process Safety Incidents	—	10%	10%
Adjusted EBITDA(1)	70%	70%	—
Operating Cash Flow(2)	—	—	70%

(1)	For 2008, Adjusted EBITDA means EBITDA excluding impacts of impairments, staff reduction impacts on benefit plans (e.g., plan curtailments, remeasurement impacts), severance, bonus payments, LTIP accruals, unplanned business development expenses and negative EBITDA impacts resulting from mergers, acquisitions and other non-ordinary course transactions.

For 2009, Adjusted EBITDA means EBITDA excluding impacts of severance, bonus expense, benefit plan curtailments, preferred stock-related expenses, legal settlements or judgments, certain legal fees and transaction costs.

(2)	Operating Cash Flow means operating cash flow (from our cash flow statements) minus maintenance capital expenditures and proceeds from the sale of non-PP&E assets.
          On February 10, 2010, our Compensation Committee approved the Corporate Performance Goals and the Individual Performance Goals under our Bonus Plan for 2010. The following table provides information with respect to each grant of an award made to the Named Executive Officers and Mr. Collins for 2010.

		Estimated Future Payouts Under
	Grant	Non-Equity Incentive Plan Awards
Name	Date	Threshold	Target	Maximum
John V. Genova	02/10/10	$225,000	$450,000	$900,000
David J. Collins	02/23/10	62,500	125,000	250,000
Kenneth M. Hale	02/10/10	54,800	109,600	219,200
Walter B. Treybig	02/10/10	45,600	91,200	182,400
Carla E. Stucky	02/19/10	29,418	58,837	117,674
          The Individual Performance Goals of each of the Named Executive Officers (other than Mr. Genova and Ms. Stucky) and Mr. Collins and their respective weightings during 2008, 2009 and 2010 are set forth below.

2008

Metric	Mr. Beaver	Mr. Hale	Mr. Rostek	Mr. Treybig
Safety Performance	—	—	—	15%
Environmental and Process Safety Management Performance	—	—	—	30%
Management of Fixed Cost	25%	10%	—	30%
Acetic Acid Plant Availability	—	—	—	25%
Critical Projects	25%	20%	55%	—
Strategic Projects	25%	40%	45%	—
Capital Structure Improvement	25%	15%	—	—
Litigation Management	—	15%	—	—
2009

Metric	Mr. Beaver	Mr. Hale	Mr. Rostek	Mr. Treybig
Safety Performance	—	—	—	40%
Environmental and Process Safety Management Performance	—	—	—	20%
Management of Fixed Cost	25%	20%	15%	20%
Acetic Acid Plant Availability	—	—	—	20%
Critical Projects	25%	40%	30%	—
Strategic Projects	10%	—	55%	—
Internal Control Environment	15%	—	—	—
Investor Relations	10%	—	—	—
Capital Structure Improvement	15%	—	—	—
Merit Budget Process Improvement	—	15%	—	—
Litigation Management	—	25%	—	—
2010

Metric	Mr. Collins	Mr. Hale	Mr. Treybig
Safety Performance	—	—	13%
Environmental and Process Safety Management Performance	—	—	7%
Management of Fixed Cost	20%	15%	20%
Acetic Acid Plant Availability	—	—	20%
Utility Cost Reductions	—	—	20%
Generation of New Free Cash Flow	55%	10%	20%
Capital Structure Improvement	25%	—	—
Department Effectiveness(1)	—	75%	—

(1)	Performance assessment made by Chief Executive Officer for Compensation Committee approval based on support for capital structure improvement, support for strategic and critical transactions, management of litigation, management of Human Resources, Information Technology and Purchasing Departments and SEC compliance.
For 2008 and 2009, the portion of Mr. Genova’s bonus based on Individual Performance Goals is determined by averaging the performance of the four Senior Vice Presidents against their respective Individual Performance Goals. For 2010, 66% of the portion of Mr. Genova’s bonus based on Individual Performance Goals is determined by averaging the performance of the three Senior Vice Presidents against their respective Individual Performance Goals, with the remainder determined by the Board’s assessment of Mr. Genova’s performance during 2010. Ms. Stucky’s Individual Performance Goals were set by Mr. Beaver for 2008 and 2009 and by Mr. Genova for 2010 rather than by our Compensation Committee.
          For the 2009 Bonus Plan year, we exceeded the threshold level of Adjusted EBITDA required for the payment of bonuses under our Bonus Plan. On February 19, 2010, our Compensation Committee authorized the payment of bonuses to our senior executive officers under our Bonus Plan in the following amounts:

John V. Genova	$459,872
John R. Beaver	0
Kenneth M. Hale	150,214
Walter B. Treybig	100,127
Paul C. Rostek	80,095
Mr. Beaver resigned on October 31, 2009 and, consequently, was not eligible for a bonus under our Bonus Plan for 2009. Ms. Stucky’s bonus of $61,388 for 2009 was approved by Mr. Genova. These bonus payments averaged about 36% of the total cash compensation paid to our Named Executive Officers (excluding Mr. Beaver).
          For the 2007 and 2008 Bonus Plan years, we did not achieve the threshold level of EBITDA or Adjusted EBITDA, respectively, required for the payment of bonuses under our Bonus Plan. However, on February 12, 2009, our Compensation Committee reviewed our financial performance and the individual performance of each of our senior executives and authorized the payment of discretionary bonuses to each of our senior executive officers in recognition of his performance against his individual performance metrics for 2008 and such officer’s significant efforts during 2008 in connection with, among other things, setting new records for us in health, safety and environmental performance, successfully amending our long-term production agreements with BP Amoco Chemical Company and BASF Corporation, reducing our fixed costs, completing our exchange offer related to our 10 1/4% Senior Secured Notes, amending our revolving credit facility to provide more favorable terms and achieving significant progress in the pursuit of numerous strategic transactions designed to more fully utilize the infrastructure at our Texas City facility. The following table sets forth the amount of discretionary bonuses paid to each of Named Executive Officers in 2009:

John V. Genova	$223,504
John R. Beaver	55,998
Kenneth M. Hale	45,158
Paul C. Rostek	36,342
Walter B. Treybig	64,610
Carla E. Stucky	35,736

These bonus payments averaged about 26% of the total cash compensation paid to our Named Executive Officers.
          Our Compensation Committee also authorized the payment of discretionary bonuses at the target level under our Bonus Plan to each of our senior executives on February 8, 2008 in recognition of such executive’s significant efforts during 2007 in connection with, among other things, successfully refinancing our long-term indebtedness in March of 2007, successfully consummating the long-term exclusive styrene supply agreement between us and NOVA Chemicals Inc. in November of 2007 and achieving significant progress in the pursuit of numerous strategic transactions designed to more fully utilize the infrastructure at our Texas City facility. In evaluating the amounts of bonuses paid to each of our senior executives for 2007, our Compensation Committee and our Board considered numerous factors, including, among others, the senior executive’s influence in the development and implementation of the results obtained in connection with the refinancing of our long-term indebtedness, our long-term exclusive styrene supply agreement with NOVA Chemicals Inc. and our cost reduction strategies, his performance in driving results, his dedication to and participation in maintaining an ethical culture and his responsibility for maintaining high standards for environmental, health and safety performance. In addition, in setting these bonus amounts, our Compensation Committee gave due regard to its philosophy at that time that members of our management function as a team and that our success is dependent on the efforts of all of the members of our senior management as a group.
Long-Term Cash Incentive Compensation
          On August 7, 2009, our Board of Directors adopted our Long-Term Incentive Plan, which provides for the issuance of awards of performance units to our Chief Executive Officer and President, our Senior Vice Presidents and other key employees. The purposes of our Long-Term Incentive Plan are to reward our executive officers and other designated employees for achieving pre-established financial objectives that contribute to our growth and profitability, to increase stockholder value and to provide an incentive compensation opportunity that will enable us to attract, motivate and retain outstanding executives. Performance awards may be granted to our Chief Executive Officer, our President, our Senior Vice Presidents and any other key employees (or those of our subsidiaries) as our Compensation Committee may select that are deemed to be significant contributors to our growth and profitability.
          Our Compensation Committee determines those of our employees who will be granted awards of performance units each year and the terms of those performance units. Performance units under our Long-Term Incentive Plan may be payable in the form of cash or other property, and are payable upon the satisfaction of pre-determined performance goals over “performance periods.” Performance goals will typically be assigned threshold, target and maximum levels of performance, with the number of units earned determined at the end of the performance period. Generally, if actual performance during the performance period is below threshold level, no performance units are earned or payable. However, if threshold level is attained, the number of performance units earned will be 50% of the number of performance units that would have been earned at target level and if maximum level of performance (or above) is attained, the number of performance units earned and payable will be twice the number of performance units that would have been earned at the target level of performance. The number of performance units earned and payable for performance between threshold and target or between target and maximum is pro rated. Performance periods are typically three years. However, the 2009 Performance Period for the grants of performance units made by our Compensation Committee on August 7, 2009 commenced on July 1, 2009 and will end on December 31, 2011. Performance periods under our Long-Term Incentive Plan will overlap, with the expectation that awards may be earned and paid on an annual basis starting with the end of the 2009 Performance Period. Generally, the payment of performance units is contingent on the holder being employed by us throughout the relevant performance period. The treatment of our outstanding performance units in the event of the death, disability or separation from employment of the holder of those performance units or in the event of a change of control are set forth above under “Approval of Long-Term Incentive Plan.”
          On August 7, 2009, our Compensation Committee awarded each of our Named Executive Officers (other than Ms. Stucky) the number of 2009 Performance Units set forth below (with a value of $1,000 each) pursuant to our Long-Term Incentive Plan, with the number of our 2009 Performance Units earned based on the amount of “Free Cash Flow” we earn during the 2009 Performance Period.

Cumulative Free Cash Flow(1)
	$27,600,000	$33,900,000	$54,200,000
	(Threshold)	(Target)	(Maximum)
John V. Genova	310 Units	620 Units	1,240 Units
John R. Beaver(2)	123 Units	245 Units	490 Units
Kenneth M. Hale	130 Units	260 Units	520 Units
Paul C. Rostek(3)	120 Units	240 units	480 Units
Walter B. Treybig	110 Units	220 Units	440 Units

(1)	For purposes of the 2009 Performance Period, “Free Cash Flow” means operating cash flow (from our cash flow statement), plus out-of-pocket cash used for project development activities (i.e., cash used to explore or implement new strategic initiatives (not involving existing businesses) aimed to improve future free cash flow), plus net proceeds from equipment sales, plus $15.4 million (interest on our 10 1/4 Senior Secured Notes without reduction for paydowns/purchases), plus insurance proceeds related to plant, property and equipment, plus Long-Term Incentive Plan cash payments, minus sustaining (non-return) capital.

(2)	All of our 2009 Performance Units granted to Mr. Beaver expired upon his resignation on October 31, 2009.

(3)	As a result of Mr. Rostek’s retirement, the number of our 2009 Performance Units earned by Mr. Rostek will be determined by multiplying the number of our 2009 Performance Units that would been earned by Mr. Rostek had his employment continued throughout the 2009 Performance Period times a fraction, the numerator of which is number of days he was employed by us during the 2009 Performance Period and the denominator of which is 914.
Assuming we meet at least the threshold level of performance (as certified by our Compensation Committee), the number of our 2009 Performance Units earned will be pro rated between the threshold, target and maximum levels of performance based on the actual cumulative Free Cash Flow earned by us during the 2009 Performance Period.
          On February 10, 2010, our Compensation Committee awarded Messrs. Genova, Hale and Treybig the number of 2010 Performance Units set forth below (with a value of $1,000 each) pursuant to our Long-Term Incentive Plan, with the number of our 2010 Performance Units earned based on the amount of “Operating Cash Flow” we earn during the period commencing on January 1, 2010 and ending on December 31, 2012 (the “2010 Performance Period”).

Cumulative Operating Cash Flow(1)
	$9,800,000	$12,200,000	$20,000,000
	(Threshold)	(Target)	(Maximum)
John V. Genova	338 Units	675 Units	1,350 Units
Kenneth M. Hale	137 Units	274 Units	548 Units
Walter B. Treybig	114 Units	228 Units	456 Units

(1)	For purposes of the 2010 Performance Period, “Operating Cash Flow” means operating cash flow (from our cash flow statements) minus maintenance capital expenditures and proceeds from the sale of non-PP&E assets.
In connection with the appointment of Mr. Collins as our Senior Vice President and Chief Financial Officer effective as of March 1, 2010, our Compensation Committee awarded Mr. Collins 2010 Performance Units, with 156 2010 Performance Units awarded at threshold level, 312 2010 Performance Units awarded at target level and 625 2010 Performance Units awarded at maximum level. Assuming we meet at least the threshold level of performance (as certified by our Compensation Committee), the number of our 2010 Performance Units earned will be pro rated between the threshold, target and maximum levels of performance based on the actual cumulative Operating Cash Flow earned by us during the 2010 Performance Period.
Stock-Based Compensation
          Under the stock-based portion of our senior executive compensation program, our senior executives and other key employees are eligible for awards of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, performance awards and phantom stock awards under our 2002 Stock Plan. Our Compensation Committee or our full Board determines the terms and amounts of each award granted under our 2002 Stock Plan based upon a variety of factors, including:
•	the recipient’s level of responsibility and job classification;

•	the recipient’s job performance; and

•	the recipient’s present and potential contributions to our long-term success.
The primary purpose of our stock-based compensation program is to provide our senior executives and other key employees with incentives to concentrate on our performance over the long term. We believe that stock-based compensation is an appropriate and effective method for aligning the interests of our senior executives with our long-term goal of maximizing stockholder value because our senior executives will not receive any benefit from this form of compensation unless our overall value, based on stock prices, increases over time.
          Our Compensation Committee or our Board specifies the number of shares covered by each award under our Restated 2002 Stock Plan (our “2002 Stock Plan”) and the associated vesting schedule. A three-year vesting schedule has been used for all awards that have been granted under our 2002 Stock Plan. We believe that this length of vesting schedule provides an incentive to our senior executives to increase stockholder value over time since the full benefit of the awards cannot be realized unless there is appreciation in stock value over a number of years. While we impose a three-year vesting schedule, options granted under our 2002 Stock Plan become fully exercisable in the event of the optionee’s termination of employment by reason of death, disability or retirement, or in the event of a “change in control,” which includes (i) the acquisition of beneficial ownership by any person (other than Resurgence and its affiliates) of at least 50% of our outstanding Common Stock or at least 50% of the combined voting power of all our outstanding securities entitled to vote generally in the election of directors, (ii) the sale, lease, exchange or transfer of substantially all of our properties and assets or (iii) our merger or consolidation with another entity if the holders of our existing voting securities own less than a majority of the voting securities of the surviving entity.
          Historically, only one grant of awards under our 2002 Stock Plan has been made to each individual (in the absence of a promotion or other change in status). Our 2002 Stock Plan was initially authorized and established on December 19, 2002, when we emerged from bankruptcy protection under Chapter 11 of the Bankruptcy Code. Shortly thereafter, on February 11, 2003, our Compensation Committee and our Board made initial grants of stock options to each of our executive officers and certain other employees in amounts our Compensation Committee felt were adequate to provide the appropriate incentives to achieve the desired alignment with the long-term interests of our stockholders. Our Compensation Committee has approved three grants of awards under our 2002 Stock Plan since that time. Two of these grants were made in connection with promotions for Messrs. Rostek and Beaver in order to align their overall compensation and incentives with those of our other senior executives. The third grant was made to Mr. Genova on May 27, 2008 in connection with his employment as our President and Chief Executive Officer. No option may be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. Each award of options made under our 2002 Stock Plan has been a grant of non-qualified stock options to acquire shares of our Common Stock at an exercise price of $31.60 per share. Our Board based the exercise price for each of these awards on an approximation of the amount invested by our primary stockholder in connection with our emergence from bankruptcy at the end of 2002. That amount was far in excess of the trading price of a share of our Common Stock on the over-the-counter market on each grant date. All outstanding options held by our Named Executive Officers contain a three-year vesting schedule and all of these options have previously vested and are exercisable other than 2/3s of the options granted to Mr. Genova in May 2008 (which vest 1/3 in May 2010 and the remaining 1/3 in May 2011) and the options granted to Mr. Beaver. As a result of his resignation on October 31, 2009, all of the options granted to Mr. Beaver that had not vested as of that date immediately lapsed and all of the options granted to Mr. Beaver that were vested as of that date expired without having been exercised on January 29, 2010.
          Historically, we have made only one grant of options under our 2002 Stock Plan to any individual in the absence of a promotion. However, on December 5, 2008, our Compensation Committee adopted a Stock Option Grant Policy that provides that grants of awards of additional stock options to eligible officers and key employees, including each of our senior executives, will be considered each year, beginning in 2009, in such numbers as the Board or our Compensation Committee deems appropriate to, among other things, ensure that the compensation payable to our senior executives is competitive in the market place for executive talent. In the event that our Board or our Compensation Committee authorizes any such grants, our Stock Option Grant Policy provides that those grants will be authorized on or before the second business day after our Board has approved our annual report on Form 10-K for the relevant fiscal year, with the options themselves being granted as of the third business day after the filing of such Form 10-K with the Securities and Exchange Commission. In addition, our Stock Option Grant Policy provides that the exercise price for any options granted will be an amount equal to the Fair Market Value (as defined in our 2002 Stock Plan) of a share of our Common Stock on the grant date. Neither our Board nor our Compensation Committee is prohibited from granting options at times when they are in possession of material non-public information. However, no inside information was taken into account in determining the number of options previously awarded or the exercise price for those awards, and we did not “time” the release of any material non-public information to affect the value of those awards. After our Compensation Committee adopted our Stock Option Grant Policy, our Board adopted our Long-Term Incentive Plan to provide our senior executives with long-term incentive compensation payable in cash rather than stock. Our Board established this new long-term incentive program largely due to the difficulties in achieving our objectives for using stock-based compensation due to the quarterly paid-in-kind dividends payable on our Preferred Stock and the absence of an active trading market for our shares of Common Stock. We do not anticipate granting future awards under our 2002 Stock Plan unless our capital structure is changed in a manner that will make stock-based compensation an effective incentive tool.
          Under our Code of Ethics and Conduct, all of our employees, including each of our Named Executive Officers and directors, are prohibited from directly or indirectly purchasing or selling any of our securities while they are in possession of material inside information, communicating any material inside information to others who may trade in our securities or recommending to others that they purchase or sell any of our securities while they are in the possession of material inside information. Generally, all of our directors, officers and members of senior management are required to pre-clear all sales and purchases of our securities through our Legal Department. Our other employees only need to pre-clear sales and purchases of our securities that are intended to take place outside a window period through our Legal Department. For this purpose, the only window periods are the 30-day period commencing one week after our annual report has been mailed to stockholders and the 15-day period beginning on the third business day following the official release of our quarterly or annual financial results. Notwithstanding the foregoing policies, our General Counsel may exempt any director from these pre-clearance procedures if our General Counsel reasonably believes that such director possesses adequate sophistication and access to legal advisors to make his or her own determination of whether a given sale or purchase of our securities is otherwise in compliance with these policies. Our General Counsel has exempted all of our directors who are employed by Resurgence from these pre-clearance procedures. Our Code of Ethics and Conduct also discourages in-and-out trading in our securities and prohibits any of our directors, officers or employees from engaging in short sales or sales against the box of any of our securities or trading in puts, calls or options, in each case, unless approved by a majority of the disinterested members of our Board.
Tax Treatment
          Our Compensation Committee considers the anticipated tax treatment of our executive compensation program when setting levels and types of compensation. Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation paid to a company’s chief executive officer or any of its other three most highly compensated executive officers (other than the chief executive officer or the chief financial officer) in excess of $1 million in any year, with certain performance-based compensation being specifically exempt from this deduction limit. In 2009, none of our employees subject to this limit received compensation in excess of $1 million. Consequently, the requirements of Section 162(m) should not affect the tax deductions available to us in connection with our senior executive compensation program for 2009.

Compensation Tables
Summary Compensation Table
          The following table shows certain information regarding the compensation we paid each individual who served as our Chief Executive Officer or our Chief Financial Officer (or acted in a similar capacity during 2009) and our other three most highly compensated executive officers during 2009 (collectively, our “Named Executive Officers”) for fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, respectively. In 2009, base salaries accounted for approximately 64% of the total cash compensation paid to our Named Executive Officers.

						Change in
						Pension
						Value and
					Non-	Non-
					Equity	Qualified
					Incentive	Deferred
					Plan	Compen-	All Other
Name And	Fiscal			Option	Compen-	sation	Compen-
Principal Position	Year	Salary(1)	Bonus	Awards(2)	sation(3)	Earnings(4)	sation(5)	Total

John V. Genova(6)	2009	$411,667	$0	$0	$459,872	$0	$21,563	$893,192
President and Chief	2008	236,401	223,504	876,657	0	0	31,795	1,368,357
Executive Officer

John R. Beaver(7)	2009	199,436	0	0	0	16,715	42,100	258,251
Senior VP — Finance and	2008	220,208	55,998	28,788	0	0	17,398	322,392
Chief Financial Officer	2007	190,617	82,000	0	0	0	13,879	286,496

Kenneth M. Hale	2009	255,675	0	0	150,214	12,424	16,760	435,073
Senior VP, General	2008	241,917	45,158	0	0	0	16,142	303,217
Counsel and Secretary	2007	232,042	118,600	0	0	0	15,269	365,911

Walter B. Treybig	2009	220,100	0	0	100,127	25,494	14,872	360,593
Senior VP —	2008	211,625	64,610	0	0	1,305	14,313	291,853
Manufacturing	2007	203,125	81,900	0	0	627	13,603	299,255

Carla E. Stucky(8)	2009	161,269	5,000	0	61,388	0	10,678	238,335
Vice President and	2008	156,567	35,736	0	0	0	9,569	201,872
Corporate Controller	2007	10,908	5,000	0	0	0	34	15,942

Paul C. Rostek(9)	2009	236,518	0	0	80,095	20,238	17,661	354,512
Senior VP — Commercial	2008	229,250	36,342	0	0	24,192	17,480	307,264
	2007	220,000	88,700	0	0	0	14,604	323,304

(1)	Includes amounts deferred under our 401(k) Savings and Investment Plan.

(2)	Please refer to Footnote 8 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for a description of the assumptions used in determining compensation cost for the stock options reflected in this column which were granted in 2008.

(3)	Represents single payments under our 2009 Bonus Plan approved by our Compensation Committee on February 19, 2010 and paid on February 28, 2010 in the case of all of our Named Executive Officers other than Ms. Stucky. Ms. Stucky’s payment under our 2009 Bonus Plan was approved by Mr. Genova on February 19, 2010 and paid on March 2, 2010.

(4)	Pension value changes in 2008 for Messrs. Beaver and Hale were ($158) and ($242), respectively, and pension value changes in 2007 for Messrs. Beaver, Hale and Rostek were ($575), ($576) and ($16,433), respectively.

(5)	Includes (i) values of group life insurance provided by us, (ii) amounts paid for clubs and associations, (iii) matching contributions paid by us under our 401(k) Savings and Investment Plan and (iv) values of parking paid by us in excess of Internal Revenue Service limitations, as follows:

	Fiscal		Clubs and	401(k) Matching	Executive
	Year	Group Life	Associations	Contributions	Parking

John V. Genova	2009	$4,880	$0	$14,700	$1,983
	2008	1,509	0	12,453	1,267

John R. Beaver	2009	808	1,585	11,966	1,652
	2008	898	1,380	13,212	1,908
	2007	746	1,240	11,437	456

Kenneth M. Hale	2009	1,050	1,010	14,700	0
	2008	997	1,345	13,800	0
	2007	944	825	13,500	0

Walter B. Treybig	2009	1,371	295	13,206	0
	2008	1,320	295	12,698	0
	2007	1,250	165	12,188	0

Carla E. Stucky	2009	422	580	9,676	0
	2008	410	480	8,679	0
	2007	34	0	0	0

Paul C. Rostek	2009	1,487	0	14,191	1,983
	2008	1,442	375	13,755	1,908
	2007	1,366	0	12,553	685

Mr. Genova’s “All Other Compensation” for 2008 includes $16,566 for expenses related to his relocation from San Antonio, Texas to Houston, Texas. Mr. Beaver’s “All Other Compensation” for 2009 includes $26,089 for unused vacation time paid to him when he retired in October 2009.

(6)	Mr. Genova was hired as our President and Chief Executive Officer on May 27, 2008. Consequently, Mr. Genova’s compensation for 2008 reflects compensation paid to him in his capacity as our President and Chief Executive Officer for approximately seven months.

(7)	Mr. Beaver resigned as our Vice President — Finance and Chief Financial Officer on October 31, 2009. Consequently, Mr. Beaver’s compensation for 2009 reflects compensation paid to him in his capacity as our Senior Vice President — Finance and Chief Financial Officer for ten months. Mr. Beaver was promoted to our Senior Vice President — Financial and Chief Financial Officer on May 4, 2007. Consequently, Mr. Beaver’s compensation for 2007 reflects compensation paid to him in his capacity as our Senior Vice President — Finance and Chief Financial Officer for approximately eight months and compensation paid to him in his former capacity as one of our Vice Presidents and our Corporate Controller for approximately four months.

(8)	Ms. Stucky assumed the responsibilities of our Principal Financial Officer upon Mr. Beaver’s resignation on October 31, 2009. Ms. Stucky joined us in December 2007 as our Corporate Controller and was promoted to Vice President and Corporate Controller in September 2008. Consequently, Ms. Stucky’s compensation for 2008 reflects compensation paid to her in her capacity as our Vice President and Corporate Controller for approximately four months and compensation paid to her in her capacity as our Corporate Controller for approximately eight months. Ms. Stucky’s compensation for 2007 reflects compensation paid to her in her capacity as our Corporate Controller for approximately one month.

(9)	Mr. Rostek resigned as our Senior Vice President — Commercial & Business Development effective as of December 31, 2009. Mr. Rostek remained employed by us, performing consulting and similar assignments, until March 16, 2010.

Indemnification Agreements
          We have entered into indemnification agreements with each of our directors and executive officers, including Mr. Collins and each of our Named Executive Officers other than Ms. Stucky. These indemnification agreements require us to, among other things, indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of our directors or executive officers and to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under the General Corporation Law of the State of Delaware and are in addition to any other rights these individuals may have under our organizational documents or applicable law. We believe that these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced directors and executive officers.
Grants of Plan-Based Awards
          None of our Named Executive Officers were granted any equity incentive plan awards, other stock awards or other option awards in 2009 under our 2002 Stock Plan discussed above in “Compensation Discussion & Analysis” or otherwise.
Non-Equity Incentive Plan Information — Long-Term Incentive Plan
          The following table provides information with respect to each grant of an award made to a Named Executive Officer in 2009 under our Long-Term Incentive Plan.

		Estimated Future Payouts Under
	Grant	Non-Equity Incentive Plan Awards
Name	Date	Threshold	Target	Maximum
John V. Genova	08/07/09	$310,000	$620,000	$1,240,000
John R. Beaver(1)	08/07/09	123,000	245,000	490,000
Kenneth M. Hale	08/07/09	130,000	260,000	520,000
Walter B. Treybig	08/07/09	110,000	220,000	440,000
Carla E. Stucky	08/07/09	0	0	0
Paul C. Rostek(2)	08/07/09	120,000	240,000	480,000

(1)	All of our 2009 Performance Units granted to Mr. Beaver expired upon his resignation on October 31, 2009.

(2)	As a result of Mr. Rostek’s retirement, the number of our 2009 Performance Units earned by Mr. Rostek will be determined by multiplying the number of our 2009 Performance Units that would have been earned by Mr. Rostek had his employment continued throughout the 2009 Performance Period times a fraction, the numerator of which is number of days he was employed by us during the 2009 Performance Period and the denominator of which is 914. The amounts set forth in the table above do not reflect this pro ration.
The awards under our Long-Term Incentive Plan are granted through the use of our 2009 Performance Units, each of which is valued at $1,000. The actual number of our 2009 Performance Units earned by each participant will be based on the amount of “Free Cash Flow” we earn during the 2009 Performance Period, with Threshold set at $27,600,000, Target set at $33,900,000 and Maximum set at $54,200,000. For purposes of the 2009 Performance Period, “Free Cash Flow” means operating cash flow (from our cash flow statement), plus out-of-pocket cash used for project development activities (i.e., cash used to explore or implement new strategic initiatives (not involving existing businesses) aimed to improve future free cash flow), plus net proceeds from equipment sales, plus $15.4 million (interest on our 10 1/4 Senior Secured Notes without reduction for paydowns/purchases), plus insurance proceeds related to plant, property and equipment, plus Long-Term Incentive Plan cash payments, minus sustaining (non-return) capital. Assuming we meet at least the Threshold level of performance (as certified by our Compensation Committee), the number of our 2009 Performance Units earned will be pro rated between the Threshold, Target and Maximum levels of performance based on the actual cumulative Free Cash Flow earned by us during the 2009 Performance Period. Subject to the exceptions described in “Compensation Discussion and Analysis” above, the payment of our 2009 Performance Units is contingent on the holder being employed by us throughout the 2009 Performance Period.
Non-Equity Incentive Plan Information — Bonus Plan
          As discussed above in “Compensation Discussion & Analysis,” we maintain a Bonus Plan that pays additional compensation to our salaried employees in the form of a cash bonus. The amount of additional incentive compensation available under our Bonus Plan to each of our current Named Executive Officers is based on our performance relative to our Corporate Performance Goals and the Named Executive Officer’s performance relative to his Individual Performance Goals. Our Compensation Committee granted awards under our Bonus Plan for performance in 2009 on December 3, 2008 and granted awards under our Bonus Plan for performance in 2010 on February 10, 2010. As a result, there were no awards granted under our Bonus Plan during calendar 2009. On February 19, 2010, our Compensation Committee reviewed our performance and the performance of each of our Named Executive Officers in light of our pre-determined performance metrics for 2009 and authorized the payment of bonuses to each of our Named Executive Officers (other than Ms. Stucky) under our Bonus Plan in the following amounts:

John V. Genova	$459,872
John R. Beaver	0
Kenneth M. Hale	150,214
Walter B. Treybig	100,127
Paul C. Rostek	80,095
Ms. Stucky’s bonus is not determined by our Compensation Committee. On February 19, 2010, Mr. Genova authorized the payment of a bonus in the amount of $61,388 to Ms. Stucky after reviewing her performance in light of her pre-determined performance metrics for 2009.
Equity Incentive Plan Information — 2002 Stock Plan
          Under our 2002 Stock Plan, our Board or our Compensation Committee may issue stock options, stock awards, stock appreciation rights or stock units to our senior executives, other key employees and consultants. Our 2002 Stock Plan is administered by our Board or our Compensation Committee, and may be amended or modified from time to time by our Board. Our Board or our Compensation Committee determines the exercise price of stock options, any applicable vesting provisions and the other terms and provisions of each award granted under our 2002 Stock Plan. Options granted under our 2002 Stock Plan become fully exercisable in the event of an optionee’s termination of employment by reason of death, disability or retirement, and may become fully exercisable in the event of a “change in control.” For purposes of our 2002 Stock Plan, a “change in control” means:
•	the acquisition of beneficial ownership by any person (other than Resurgence and its affiliates) of at least 50% of our outstanding Common Stock or at least 50% of the combined voting power of all our outstanding securities entitled to vote generally in the election of directors;

•	the sale, lease, exchange or transfer of substantially all of our properties and assets; or

•	our merger or consolidation with another entity if the holders of our existing voting securities own less than a majority of the voting securities of the surviving entity.
In no event can any option be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. We have reserved 1,363,914 shares of our Common Stock for issuance under our 2002 Stock Plan (subject to adjustment).
          Under our 2002 Stock Plan, we have granted awards on only the following four occasions.
•	on February 11, 2003, we granted options to purchase an aggregate of 326,000 shares of our Common Stock, at an exercise price of $31.60 per share, to our senior executives and certain of our other key employees (including Messrs. Beaver, Hale and Treybig), all of which vested over the next three years in three equal installments;

•	on November 5, 2004, we granted options to purchase 27,500 shares of our Common Stock, at an exercise price of $31.60 per share, to Mr. Rostek in connection with his promotion to Senior Vice President — Commercial, all of which vested over the next three years in equal installments;

•	on May 2, 2008, we granted options to purchase 5,000 shares of our Common Stock, at an exercise price of $31.60 per share to Mr. Beaver in connection with his promotion to Senior Vice President — Finance and Chief Financial Officer, which were scheduled to vest over three years in equal installments beginning May 2, 2009; and

•	on May 27, 2008, we granted options to purchase 120,000 shares of our Common Stock, at an exercise price of $31.60 per share, to Mr. Genova in connection with his engagement as our President and Chief Executive Officer, which vest over three years in equal installments beginning May 27, 2009.
All of the options granted to Mr. Beaver that had not vested as of the date of his resignation lapsed on October 31, 2009 and all of the options granted to Mr. Beaver that were vested as of October 31, 2009 expired without having been exercised on January 29, 2010. All of the options granted to Mr. Rostek that have not previously been exercised will expire on June 14, 2010 as a result of his retirement on March 16, 2010. As of December 31, 2009, options to acquire 15,833 shares of our Common Stock had been exercised and options to acquire 238,500 shares of our Common Stock had lapsed or expired without being exercised.

          The following table provides information regarding securities authorized for issuance under our 2002 Stock Plan as of December 31, 2009:

Number of securities remaining
	Number of securities to		available for future issuance under
	be issued upon exercise	Weighted-average exercise	equity compensation plans
	of outstanding options,	price of outstanding	(excluding securities
Plan Category	warrants and rights	options, warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	224,167	$31.60	1,139,747
Equity compensation plans not approved by security holders	—	—	—
Total	224,167	$31.60	1,139,747
Outstanding Equity Awards at 2009 Fiscal Year-End
          The following table provides information on the unexercised stock options held by each of our Named Executive Officers as of December 31, 2009.

	Option Awards
			Equity
			Incentive Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options —	Options —	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date
John V. Genova	40,000	80,000	0	$31.60	05/27/18
John R. Beaver	22,500	0	0	$31.60	01/29/10
	1,667	0	0	$31.60	01/29/10
Kenneth M. Hale	27,500	0	0	$31.60	02/11/13
Walter B. Treybig	25,000	0	0	$31.60	02/11/13
Carla E. Stucky	0	0	0	N/A	N/A
Paul C. Rostek	27,500	0	0	$31.60	06/14/10
Option Exercises and Stock Vesting
          None of our Named Executive Officers exercised any stock options or stock appreciation rights during the 2009 fiscal year or held any restricted stock, stock appreciation rights or similar equity awards during the 2009 fiscal year.

Pension Benefits
          Our Salaried Employees’ Pension Plan is our only plan that provides for payments or other benefits at, following or in connection with the retirement of our Named Executive Officers. The following table provides information with respect to the payments or other benefits at, following or in connection with the retirement of our Named Executive Officers under our Salaried Employees’ Pension Plan.

	Years of	Present Value of	Payments During
Name	Credited Service	Accumulated Benefit(1)	Last Fiscal Year
John V. Genova	0	$0	$0
John R. Beaver	12	97,689	0
Kenneth M. Hale	7	77,114	0
Walter B. Treybig	12	159,122	0
Carla E. Stucky	0	0	0
Paul C. Rostek	24	210,563	0

(1)	As of December 31, 2009. Please refer to Footnote 7 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for a description of the valuation methods utilized to determine the present value of accumulated benefits under our Salaried Employees’ Pension Plan and all material assumptions used in quantifying such present values.
Salaried Employees’ Pension Plans
          We established our defined benefit Salaried Employees’ Pension Plan in 1986 as a component of our overall compensation program in recognition of the contributions of our employees to our operations, and as a tool for encouraging employee retention by providing a method for ensuring adequate income during retirement. Most of our salaried employees, including each of our Named Executive Officers other than Mr. Genova and Ms. Stucky, participate in our Salaried Employees’ Pension Plan. Effective as of December 31, 2004, we amended our Salaried Employees’ Pension Plan to cease further benefit accruals for all of the participants. Under the amendments, the “Credited Service” we use in the calculation of each employee’s pension was frozen at the number of years of Credited Service he or she had earned as of December 31, 2004. In addition, the “Average Earnings” we use in the calculation of each employee’s pension (discussed in detail below) was frozen at his or her average monthly earnings calculated as of January 1, 2005. The “Vesting Service” we use to determine eligibility for benefits and to calculate the amount of any early retirement penalty was not frozen and continues to accrue at the same rate and manner as it did prior to the amendment.
          Prior to the time we froze benefit accruals under our Salaried Employees’ Pension Plan, each participant was granted one year of Credited Service for each year in which he or she worked at least 1,000 hours. A participant that worked less than 1,000 hours in a given year was given a partial year of Credited Service based on the number of hours worked in that year. In order to be entitled to any payments under our Salaried Employees’ Pension Plan, a participant must have at least five years of Vesting Service. Currently, an eligible participant that retires at age 65 (or, if later, after attaining five years of Vesting Service) is entitled to a monthly payment equal to the greater of:

•	if he or she worked at Monsanto Company prior to April 1, 1986 and was employed by us as of September 30, 1986, 1.4% of his or her Average Earnings (as defined below) times his or her number of years of Credited Service;

•	1.2% of his or her Average Earnings times his or her number of years of Credited Service plus 0.45% of his or her average monthly earnings in excess of the average taxable wage bases under Section 230 of the Social Security Act times the lesser of 35 and his or her number of years of Credited Service; and

•	if he or she was employed by us prior to June 1, 1996, $35 times his or her number of years of Credited Service.
Upon their retirement and reaching at least age 55, Messrs. Hale, Rostek and Treybig will be entitled to receive monthly payments under the second bullet point above and Messrs. Rostek and Treybig will be entitled to receive monthly payments under the third bullet point above, if applicable. Mr. Genova and Ms. Stucky are not eligible to participate in our Salaried Employees’ Pension Plan as they began their employment with us after we had frozen participation in our Salaried Employees’ Pension Plan.
          A participant under our Salaried Employees’ Pension Plan may elect to receive his or her pension payments from a slate of several options. These options include a single life annuity, a 100% joint and survivor annuity, a 75% joint and survivor annuity, a 50% joint and survivor annuity, a 25% joint and survivor annuity, a pop-up 100% joint and survivor annuity, a pop-up 75% joint and survivor annuity, a pop-up 50% joint and survivor annuity, a pop-up 25% joint and survivor annuity, a ten-year certain and life annuity and a social security adjustment annuity.
          We do not have an official policy with respect to granting extra years of Credited Service under our Salaried Employees’ Pension Plan. We did, however, grant “past service credit” under our Salaried Employees’ Pension Plan to our employees who had previously worked for Monsanto Company when we acquired our Texas City, Texas facility from Monsanto Company in 1986, and to our employees who had previously worked for Albright & Wilson when we acquired our former pulp chemicals business from Albright & Wilson in 1992. We have not granted any extra years of Credited Service (in the form of past service credit or otherwise) since 1992 and, given the frozen status of our Salaried Employees’ Pension Plan, we do not expect to grant any service credit to anyone in the future.
          Under our Salaried Employees’ Pension Plan, a participant’s “Average Earnings” is the average monthly earnings received by the employee during the three-year period ending December 31, 2004 or, if larger, the average monthly earnings received by the employee during the three years in which the employee was paid the most during the five-year period ending December 31, 2004. For purposes of our Salaried Employees’ Pension Plan, “earnings” are, for the most part, limited to base pay, with amounts paid to the participant as a bonus, commission or other incentive plan payment, and amounts paid by us for insurance or other welfare or benefit plans, not taken into account. In any case, however, a participant’s Average Earnings is capped based on certain limitations imposed under the Internal Revenue Code of 1986. These limitations, as of the time we ceased benefit accruals under our Salaried Employees’ Pension Plan, effectively limit the amount payable to a participant under our Salaried Employees’ Pension Plan to the amount of benefit he or she would have received if his or her Average Earnings were $201,667. In addition, for those participants who were given past service credit for employment with Monsanto Company or Albright & Wilson, the monthly payments under our Salaried Employees’ Pension Plan are reduced by the amount of his or her accrued benefit payable under the pension plans maintained by those employers.

          A participant who has at least five years of Vesting Service, which includes all of our Named Executive Officers other than Mr. Genova and Ms. Stucky, may retire and receive payments under our Salaried Employees’ Pension Plan at any time after he or she reaches 55 years of age. However, the monthly payment made to that participant is reduced by 0.25% times the number of months remaining before his or her normal retirement date unless the participant’s age plus years of Vesting Service equals at least 80 and the participant retires directly from active employment with us. If a participant retires directly from active employment between the ages of 55 and 62, he or she is also entitled to a retirement supplement in the amount of $4 times his or her years of Vesting Service. In addition, effective as of January 1, 2008, each participant in our Salaried Employees’ Pension Plan may, once he or she has attained 62 years of age and has at least five years of Vesting Service, elect to take early retirement while continuing to work for us (“In-Service Retirement”). Under the In-Service Retirement option, a participant’s monthly benefit is determined in the same manner as if he or she had actually retired on that date.
          A participant in our Salaried Employees’ Pension Plan may also receive the equivalent of an undiscounted pension payment prior to reaching normal retirement age if he or she has at least 2-1/2 years of Vesting Service and his or her employment ends prior to his or her normal retirement date due to a long-term disability. The participant may not, however, receive this payment under our Salaried Employees’ Pension Plan if he or she is also receiving payments under our long-term disability plan.
          We also maintain a Pension Benefit Equalization Plan and a Supplemental Employee Retirement Plan. However, given the frozen status of our Salaried Employees’ Pension Plan, none of our Named Executive Officers will receive benefits under either of these plans.
          For our Named Executive Officers, the compensation covered by our Salaried Employees Pension Plan is reported under the salary column in the Summary Compensation Table appearing in this Proxy Statement (and similar types of compensation for prior calendar years). Assuming retirement at age 65, each of our Named Executives Officers would receive the annual amounts set forth opposite their name in the table below under our Salaried Employees Pension Plan:

John V. Genova	$0
John R. Beaver	$23,224
Kenneth M. Hale	$19,417
Walter B. Treybig	$28,304
Carla E. Stucky	$0
Paul C. Rostek	$39,289
These annual benefits assume that the Named Executive Officer elects to be paid on a single-life annuity basis and the payments are not subject to any deduction for Social Security or other similar offset amounts. Given the frozen status of our Salaried Employees’ Pension Plan, Mr. Collins will not be a participant in our Salaried Employees Pension Plan.
Nonqualified Deferred Compensation
          As of December 31, 2009, none of our Named Executive Officers had any balances of nonqualified deferred compensation. In 2009, none of our Named Executive Officers made any contributions to nonqualified deferred compensation plans or programs, had any contributions made by us for them to any nonqualified deferred compensation plans or programs or realized any earnings on, made any withdrawals of or received any distributions on any nonqualified deferred compensation.

Other Retirement and Post-Employment Compensation
401(k) Savings and Investment Plan
          We maintain a Savings and Investment Plan (our “401(k) Plan”) for the benefit of all of our employees, including our current Named Executive Officers. Under our 401(k) Plan, participants may elect to contribute a portion of their base salaries into individual accounts on a pre-tax basis (up to statutory maximums), and may also contribute additional portions of their base salaries into their accounts on an after-tax basis (up to statutory maximums). We match each participant’s contributions into our 401(k) Plan on a dollar-for-dollar basis, up to 6% of the participant’s base salary. Each participant directs the investment of all contributions into his or her account among a slate of investment options chosen by our Employee Benefits Plans Committee (which is made up of members of our senior management). Our stock is not one of the available investment options under our 401(k) Plan.
Key Employee Protection Plan
          On January 26, 2000, our Board approved the initial form of our Key Employee Protection Plan, which has subsequently been amended several times (our “Key Employee Protection Plan”). A copy of the current form of our Key Employee Protection Plan is attached as an Exhibit to our Form 10-K. Messrs. Hale, Rostek, Treybig and Collins, Ms. Stucky and Bruce E. Moore, our Vice President and Treasurer, are the only current participants under our Key Employee Protection Plan and their respective multipliers and other variables for determining benefits have been set by our Compensation Committee. Our Compensation Committee is also authorized to designate additional members of our management or highly compensated employees as participants under our Key Employee Protection Plan and set their multipliers. Our Compensation Committee may terminate any participant’s participation under our Key Employee Protection Plan on 60 days’ notice if it determines that the participant is no longer one of our key employees.
          Under our Key Employee Protection Plan, a participant can only become eligible for benefits if his or her employment is terminated in specified ways and for specified reasons. That termination must either result from the participant resigning for “Good Reason” or the participant being terminated by us for any reason other than “Misconduct” or “Disability.” A termination by the participant is only considered to be for “Good Reason” if the participant resigns within 90 days after he or she acquires actual knowledge of any of the following actions or omissions by us:
•	we make a material change in his reporting responsibilities, titles or elected or appointed offices (excluding changes resulting from the participant’s death, disability or retirement);

•	we assign him or her duties or responsibilities that are materially inconsistent with his or her status, positions, duties, responsibilities or functions;

•	we reduce his or her compensation by a material amount;

•	we fail to maintain employee benefit plans, programs, arrangements and practices providing benefits to him or her that are, in the aggregate, as favorable as those under our current plans, programs, arrangements and practices (excluding changes or terminations that apply generally to all of our salaried work force and do not have a disparate impact on the participant);

•	we change the location of his or her principal place of employment by more than 75 miles;

•	we purport to terminate him or her for Misconduct or Disability in a manner not consistent with our Key Employee Protection Plan; or

•	we purport to terminate his or her participation in our Key Employee Protection Plan (unless our Compensation Committee determines in good faith he or she is no longer one of our key employees and follows the procedures for termination set out in our Key Employee Protection Plan).
However, changes in a participant’s reporting responsibilities, titles or elected or appointed offices, assignments of duties or responsibilities to the participant and reductions in the participant’s compensation will not constitute Good Reason if our action was isolated and inadvertent and not taken in bad faith and we promptly remedy the issue after receiving notice from the participant.
          A participant is also entitled to benefits under our Key Employee Protection Plan if we terminate him or her for any reason other than Misconduct or Disability. “Misconduct” under our Key Employee Protection Plan covers only specified actions or omissions by the participant and is limited to:
•	acts of dishonesty or gross misconduct that are demonstrably injurious to us (monetarily or otherwise) in any material respect;

•	the failure to comply with our published policies relating to alcohol and drugs, harassment or compliance with laws;

•	the failure to comply with any of our other policies if that failure continues unremedied for 30 days after receiving written notice of the failure;

•	the willful failure to comply with any lawful and ethical directions and instructions of our Board or our Chief Executive Officer;

•	the refusal or willful failure by the participant to perform, in any material respect, his or her duties if that failure is not caused by disability or incapacity and continues unremedied for 30 days after receiving written notice of that failure;

•	a conviction for a felony offense; or

•	any willful conduct that prejudices, in any material respect, our reputation in our fields of business, with the investment community or with the public at large if the participant knew, or should have known, that his or her conduct could have that result.
However, acts and failures to act are not considered “willful” if done or not done in good faith and with the reasonable belief that the action or omission was in our best interests. “Disability” under our Key Employee Protection Plan is limited to a physical or mental condition that, in the opinion of a licensed physician reasonably acceptable to us and the participant, prevents the participant from being able to perform his or her job responsibilities, has continued for at least 180 days during any period of 12 consecutive months and is reasonably expected to continue. In order to terminate a participant for Misconduct or Disability, we must give the participant written notice of termination specifying his or her termination date, stating that the termination is for Misconduct or Disability and setting forth the facts and circumstances deemed to be Misconduct or to result in a finding of Disability.

If a participant’s employment with us is terminated in a way that results in him being eligible for benefits under our Key Employee Protection Plan, the participant is entitled to a lump sum payment. The amount of the lump sum payment is determined by multiplying the participant’s multiplier by the sum of his or her highest annual base salary during the last three years plus his or her current Bonus Target under our Bonus Plan. This amount is reduced, however, by the amount of any other separation, severance or termination payments received from us under any of our other plans or which we are required to pay by law. Once the base amount of the lump sum payment is determined, the final amount of the lump sum payment depends on whether a “Change of Control” occurs within a specified period before or after the date of termination. If a Change of Control has not (and does not) occur within that specified period, the participant’s applicable multiplier is reduced by 50%. However, if the higher lump sum payment is payable in connection with a Change of Control, the incremental amount is subject to repayment by the participant if the participant, within one year after his or her termination, owns, manages, operates or controls (or joins in the ownership, management, operation or control of), or becomes employed by or connected in any manner with, any business engaged in the manufacture or sale of styrene, acrylonitrile or acetic acid anywhere in the world. The precise amount repaid by the participant is a percentage of the incremental amount determined by dividing the number of days left in the one-year restricted period when he or she first engages in the competitive activity by 365.
          Under our Key Employee Protection Plan, a Change of Control can occur through individuals acquiring our securities, changes in the membership of our Board, participation by us in major corporate transactions or upon our dissolution. Specifically, under our Key Employee Protection Plan, a “Change of Control” occurs if:
•	any individual, entity or group acquires, in the aggregate, beneficial ownership of 50% or more of the combined voting power of our then outstanding securities that vote generally in the election of directors (“Voting Securities”), if:
•	the individual, entity or group is not Resurgence or any of its or its affiliates’ managed funds or accounts (the “Resurgence Group”) or one or more of our employee benefit plans; and

•	the acquisition is not made through an Excluded Transaction (defined below);
•	a majority of the members of our Board were not one of our directors on March 12, 2004 or directors whose election or nomination for election was approved by those directors and all previously approved new directors (our “Incumbent Board”), although, for this purpose, anyone who initially became one of our directors in connection with an actual or threatened contested election of directors or contested removal of directors, or an actual or threatened solicitation of proxies or consents, is not considered to be a member of our Incumbent Board, irrespective of any approval given by our Incumbent Board;

•	we are involved in a reorganization, merger, statutory share exchange, consolidation or similar corporate transaction, we dispose of our assets or we acquire the assets or stock of another entity and the transaction is not an “Excluded Transaction” which, for this purpose, means a transaction where, after the transaction:
•	the beneficial holders of our outstanding Voting Securities prior to the transaction beneficially own more than 50% of the outstanding Voting Securities of the corporation that results from the transaction or that owns our assets after the transaction, in substantially the same proportions as their pre-transaction ownership;

•	no individual, entity or group (other than the Resurgence Group or one of our employee benefit plans) beneficially owns 50% or more of the Voting Securities of any corporation that results from the transaction; and

•	at least a majority of the members of the board of directors of the corporation resulting from the transaction were members of our Incumbent Board at the time the initial documentation for the transaction was signed or the time the transaction was approved by our Board; or
•	our stockholders or other relevant stakeholders approve our complete liquidation or dissolution.
Whether a participant is eligible for the higher lump sum payment associated with a Change of Control depends on whether his or her termination occurred within his “Protection Period.” Each of our Named Executive Officers’ Protection Period starts 180 days prior to the date on which the Change of Control occurs and ends two years after the date on which the Change of Control occurs (other than Ms. Stucky, whose Protection Period ends 18 months after the date on which the Change of Control occurs).
          If each of our Named Executive Officers that is a participant in our Key Employee Protection Plan and that was employed by us on December 31, 2009 terminated his or her employment for Good Reason on that date, or was terminated by us for any reason other than Misconduct or Disability on that date, he or she would be paid the following lump sum amounts under our Key Employee Protection Plan:

				Change of	Non-Change
				Control	of Control
				Payment	Payment
		Bonus	Applicable	Under the	Under the
	Base Salary	Target	Multiplier	KEP Plan(1)	KEP Plan(2)
Kenneth M. Hale	$258,100	40%	2.0	$722,680	$361,340
Walter B. Treybig	$221,520	40%	2.0	$620,256	$310,128
Carla E. Stucky	$162,107	35%	1.0	$218,844	$109,422
Paul C. Rostek(3)	$237,672	40%	2.0	$332,741	$332,741

(1)	Payment if a Change of Control occurred between December 31, 2007 (or June 30, 2008 in the case of Ms. Stucky) and December 31, 2009 or occurs on or before June 29, 2010.

(2)	Payment if no Change of Control occurred between December 31, 2007 and December 31, 2009 or occurs before June 29, 2010.

(3)	Mr. Rostek waived his right to receive any additional amounts under our Key Employee Protection Plan for any Change of Control occurring after his retirement date.
          In addition to the lump sum payment, each participant eligible for benefits under our Key Employee Protection Plan is entitled to receive his or her accrued but unpaid compensation, compensation for unused vacation time and any unpaid vested benefits earned or accrued under any of our benefit plans (other than qualified plans). Also, for a period of 24 months (including 18 months of COBRA coverage), that participant will continue to be covered by all of our life, medical and dental insurance plans and programs (other than disability), as long as he or she makes a timely COBRA election and pays the premiums required under our plans and programs (at active employee rates) and by COBRA. In addition, our obligation to continue to provide coverage under our plans and programs to a participant ends if and when that participant becomes employed on a full-time basis by a third party which provides the participant with substantially similar benefits. If each of our Named Executive Officers that is a participant in our Key Employee Protection Plan terminated his or her employment for Good Reason or was terminated by us for any reason other than Misconduct or Disability on December 31, 2009, the value of these life, medical and dental insurance benefits would have been:

John R. Beaver	$0
Kenneth M. Hale	$48,873
Walter B. Treybig	$35,534
Carla E. Stucky	$16,547
Paul C. Rostek	$48,636
          If any payment or distribution under our Key Employee Protection Plan to a participant is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, the participant is also entitled to receive a gross-up payment from us in an amount such that, after payment by the participant of all taxes on the gross-up payment, the amount of the gross-up payment remaining is equal to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986. However, the maximum amount of any gross-up payment is 25% of the sum of the participant’s highest annual base compensation during the last three years plus the participant’s Bonus Target under our Bonus Plan for the year of payment.
          We may terminate our Key Employee Protection Plan at any time and for any reason but a termination will not become effective until 90 days after we give the participants notice of the termination. In addition, we may amend our Key Employee Protection Plan at any time and for any reason, but any amendment that reduces, alters, suspends, impairs or prejudices the rights or benefits of any participant in any material respect will not become effective as to that participant until 90 days after we give him or her notice of the amendment. No termination of our Key Employee Protection Plan, or any of these types of amendments, will be effective with respect to any participant if the termination or amendment is related to, in anticipation of or during the pendency of a Change of Control, is for the purpose of encouraging or facilitating a Change of Control or is made within 180 days prior to any Change of Control. Finally, no termination or amendment of our Key Employee Protection Plan can affect the rights or benefits of any participant that were accrued at the time of termination or amendment, or that accrue later due to a Change of Control that occurs prior to the termination or amendment or within 180 days after the termination or amendment.
Employment Agreement — John V. Genova
          Mr. Genova’s employment as our President and Chief Executive Officer is governed by an Amended and Restated Employment Agreement (the “Employment Agreement”) dated effective as of May 27, 2008, a copy of which is filed as an Exhibit to our Form 10-K. Under the Employment Agreement, Mr. Genova’s base salary was initially set at $395,000 per year (subject to annual increases at the discretion of our Board) and he participates in our bonus and incentive plans and all of our other employee benefit plans made available to our senior executives generally. Mr. Genova is also entitled to a bonus under the Employment Agreement in connection with any non-ordinary course transactions that enhance stockholder value and meet criteria set forth by our Board of Directors or Compensation Committee (such as an acquisition, a divestiture, a merger or the formation of a joint venture) in an amount equal to 0.66% of the total value of such transaction. In addition, when Mr. Genova signed the original version of the Employment Agreement, we granted Mr. Genova options to acquire 120,000 shares of our Common Stock at an exercise price of $31.60 per share. These options, which were granted under our 2002 Stock Plan, have a ten-year term and vest and become exercisable in three equal, annual installments, with the first installment vesting and becoming exercisable on May 27, 2009 (subject to Mr. Genova’s continued employment with us on each applicable vesting date).

          Under the Employment Agreement, Mr. Genova is eligible for severance benefits if his employment is terminated in specified ways and for specified reasons. That termination must either result from the expiration of the term of the Employment Agreement, Mr. Genova resigning for “Good Reason” or Mr. Genova being terminated by us without “Cause” (as these terms are defined in the Employment Agreement). The Employment Agreement is for a three-year term with automatic one-year extensions each year unless we elect to stop the automatic extensions. If Mr. Genova’s employment with us is terminated in a way that results in his being eligible for severance benefits under the Employment Agreement, Mr. Genova is entitled to a lump sum payment determined by multiplying his annual base salary plus his “Target Bonus” (as defined in the Employment Agreement) by 2.75. Once the base amount of the lump sum payment is determined, the final amount of the lump sum payment depends on whether a “Change of Control” (as defined in the Employment Agreement) occurred during the period starting two years prior to the termination of his employment and ending 180 days after the date of the termination of his employment. If a Change of Control has not (and does not) occur within that period, the amount of the lump sum payment is reduced by 50%. However, if the lump sum payment is payable in connection with a Change of Control, up to 50% of the lump sum payment is subject to repayment by Mr. Genova if he, within one year after the termination of his employment, owns, manages, operates or controls (or joins in the ownership, management, operation or control of), or becomes employed by or connected in any manner with, any business engaged in the manufacture or sale of acetic acid, propylene, biodiesel or renewable fuels anywhere in Texas or any of its contiguous states. Currently, if Mr. Genova terminated his employment for Good Reason or was terminated by us without Cause, he would be paid a lump sum amount equal to $2,282,500 if a Change of Control occurs during his protection period or $1,141,250 if no Change of Control occurs during his protection period.
          In addition to the lump sum payment, Mr. Genova would also be entitled to his accrued but unpaid salary, compensation for unused vacation time and any unpaid vested benefits earned or accrued under any of our benefit plans (other than qualified plans). Also, for a period of 18 months, Mr. Genova (and the members of his family who are currently eligible to receive benefits under our primary group medical plan) would continue to be covered by all of our life, health care, medical and dental insurance plans and programs (excluding disability) to the extent we continue to provide such coverage to our senior executives generally, as long as he makes a timely COBRA election and pays the premiums required under our plans and programs (at active employee rates). In addition, our obligation to continue to provide coverage under our plans and programs with respect to any particular type of plan or program ends if and when Mr. Genova becomes eligible for similar coverage under a subsequent employer’s plan without being subject to any preexisting-condition exclusion under that plan. If Mr. Genova had terminated his employment for Good Reason or had been terminated by us without Cause on December 31, 2009, the value of these life, medical and dental insurance benefits would have been $28,118.
          If any payment or distribution to Mr. Genova under the Employment Agreement is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986 (other than a bonus paid in connection with a non-ordinary course transaction), he is also entitled to receive a gross-up payment from us in an amount such that, after payment by Mr. Genova of all taxes on the gross-up payment, the amount of the gross-up payment remaining is equal to the lesser of (i) the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 and (ii) 50% of the sum of Mr. Genova’s annual base compensation plus his Bonus Target under our Bonus Plan for the year of payment if the payment or distribution occurs on or before December 31, 2013 or 25% of the sum of Mr. Genova’s annual base compensation plus his Bonus Target under our Bonus Plan for the year of payment if the payment or distribution occurs after December 31, 2013.

Director Compensation
          In 2009, none of our directors was paid any form of compensation other than fees earned or paid in cash, which we paid in the following amounts:

	Fees Earned or
	Paid In Cash(1)	Total
Richard K. Crump	$53,000	$53,000
Daniel Fishbane(2)	20,000	20,000
John V. Genova(3)	0	0
John W. Gildea	67,000	67,000
Byron J. Haney(2)	32,000	32,000
Karl W. Schwarzfeld(2)	51,000	51,000
Philip M. Sivin(2)	45,000	45,000
Dr. Peter T.K. Wu	61,000	61,000

(1)	Includes amounts paid for attendance as a member at meetings of the following Committees:

Richard K. Crump	Environmental, Health & Safety Committee (Chairman)

Daniel M. Fishbane	Audit Committee (Chairman)

John W. Gildea	Audit Committee Compensation Committee (Chairman) Corporate Governance Committee

Byron J. Haney	Audit Committee (Chairman)

Karl W. Schwarzfeld	Compensation Committee

Dr. Peter T.K. Wu	Corporate Governance Committee (Chairman) Environmental, Health & Safety Committee

(2)	All compensation for service as a director earned by Messrs. Fishbane, Schwarzfeld and Sivin, who are employees of Resurgence or its affiliates, was paid to Resurgence pursuant to established policies of Resurgence. While serving on our Board of Directors, Mr. Haney was an employee of Resurgence and, as such, his fees for services as a director were paid to Resurgence. On November 6, 2009, the holders of our Preferred Stocked removed Mr. Haney as a director, which also caused Mr. Haney’s removal as a member and the Chairman of the Audit Committee of our Board of Directors. On November 6, 2009, the holders of our Preferred Stock elected Mr. Fishbane to our Board of Directors, effective as of November 6, 2009, to fill the vacancy resulting from Mr. Haney’s removal.

(3)	Mr. Genova is one of our employees and, consequently, is not paid any compensation for his service as a director.
          Each of our non-employee directors is paid an annual retainer of $30,000 and an attendance fee of $3,000 for each Board meeting, whether held in person or telephonically. Additionally, directors serving on our Board Committees receive attendance fees of $2,000 for each Committee meeting held in person and $1,000 for each telephonic Committee meeting. Our Board members who are also our employees do not receive any retainers or attendance fees, although all of our directors are reimbursed for their travel expenses related to their services as a director. With the exception of compensation paid to, and stock-based awards granted to, Mr. Genova in his capacity as our President and Chief Executive Officer (and to Mr. Crump in his capacity as our Chief Executive Officer and President prior to his retirement), we have never granted any stock, options or other equity-based awards to any of our current directors, and our current directors have never participated in any of our non-equity incentive plans, pension plans or other non-qualified compensation plans. As described above under “Indemnification Agreements,” we have entered into indemnification agreements with each of our directors.

Security Ownership of Principal Stockholders and Management
          The following table sets forth certain information regarding the beneficial ownership of our Preferred Stock and Common Stock as of March 5, 2010 by (i) each of our directors and each person nominated to become one of our directors, (ii) each of our Named Executive Officers, (iii) each person known by us to be the beneficial owner of more than 5% of our outstanding Preferred Stock or Common Stock and (iv) all of our directors and executive officers as a group. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder. Unless otherwise noted, the mailing address of each such beneficial owner is 333 Clay Street, Suite 3600, Houston, Texas 77002-4312. We believe, based on information provided by the beneficial owners listed below, that the named beneficial owner has sole voting power and sole investment power with respect to the shares shown below, except to the extent that power is shared with such person’s spouse pursuant to applicable law.

	Shares of	Percentage	Certain	Percentage	Shares of	Percentage
	Preferred	of	Common	of Certain	Common	of All
	Stock	Outstanding	Stock	Outstanding	Stock	Outstanding
	Beneficially	Preferred	Beneficially	Common	Beneficially	Common
Name	Owned	Stock	Owned(1)	Stock(1)	Owned(2)	Stock(2)
John V. Genova(3)	0	0%	40,000	1.4%	40,000	*
Richard K. Crump	0	0%	0	0%	0	0%
Daniel Fishbane(4)	6,448,774	98.3%	1,562,831	55.3%	8,011,605	85.3%
John W. Gildea	0	0%	0	0%	0	0%
Karl W. Schwarzfeld(4)	6,448,774	98.3%	1,562,831	55.3%	8,011,605	85.3%
Philip M. Sivin(4)	6,448,774	98.3%	1,562,831	55.3%	8,011,605	85.3%
John L. Teeger	0	0%	0	0%	0	0%
Dr. Peter Ting Kai Wu	0	0%	0	0%	0	0%
John R. Beaver	0	0%	0	0%	0	0%
Kenneth M. Hale(3)	0	0%	27,500	*	27,500	*
Paul C. Rostek(3)	0	0%	27,500	*	27,500	*
Carla E. Stucky	0	0%	0	0%	0	0%
Walter B. Treybig(3)	0	0%	25,000	*	25,000	*
Resurgence Asset Management, L.L.C.(4)	6,448,774	98.3%	1,562,831	55.3%	8,011,605	85.3%
Resurgence Asset Management International, L.L.C.(4)	6,448,774	98.3%	1,562,831	55.3%	8,011,605	85.3%
Re/Enterprise Asset Management, L.L.C.(4)	6,448,774	98.3%	1,562,831	55.3%	8,011,605	85.3%
Martin D. Sass(4)	6,448,774	98.3%	1,562,831	55.3%	8,011,605	85.3%
Avenue Capital Management II, L.P.(5)	0	0%	428,471	15.1%	428,471	4.6%
Merrill Lynch, Pierce, Fenner & Smith, Incorporated(6)	0	0%	403,964	14.3%	403,964	4.3%
Northeast Investors Trust(7)	0	0%	250,827	8.9%	250,827	2.7%
Directors and current executive officers as a group (12 persons)(3)(4)	6,448,774	98.3%	1,682,831	57.1%	8,131,605	86.5%

*	Less than 1%

(1)	Includes outstanding shares of Common Stock and shares of Common Stock issuable upon exercise of options, but excludes shares of Common Stock issuable upon conversion of outstanding Preferred Stock.

(2)	Includes outstanding shares of Common Stock, shares of Common Stock issuable upon exercise of options which are or will be exercisable within 60 days after March 5, 2010 and shares of Common Stock issuable upon conversion of outstanding Preferred Stock.

(3)	Represents shares of our Common Stock issuable upon exercise of options granted under our 2002 Stock Plan which are or will become exercisable within 60 days of March 5, 2010.

(4)	Represents shares of our Preferred Stock and shares of our Common Stock that are beneficially owned by funds and accounts managed by Resurgence and its affiliates. Includes (a) 3,468.510 shares of our Preferred Stock (convertible in to 3,468,510 shares of our Common Stock) and 837,562 shares of our Common Stock that may be deemed to be beneficially owned by Resurgence, (b) 938.596 shares of our Preferred Stock (convertible in to 938,596 shares of our Common Stock) and 228,057 shares of our Common Stock that may be deemed to be beneficially owned by Resurgence Asset Management International, L.L.C. (“RAMI”) and (c) 2,041.668 shares of our Preferred Stock (convertible in to 2,041,668 shares of our Common Stock) and 497,212 shares of our Common Stock that may be deemed to be beneficially owned by Re/Enterprise Asset Management, L.L.C. (“REAM”). Mr. Sass serves as Chairman and Chief Executive Officer of Resurgence, RAMI and REAM and, as such, may be deemed to beneficially own all of these securities. Mr. Fishbane serves as the Chief Financial Officer of M.D. Sass and, as such, may be deemed to beneficially own all of these securities. Mr. Schwarzfeld is a Vice President of Resurgence and, as such, may be deemed to have beneficial ownership of such shares. Mr. Sivin is Mr. Sass’s son-in-law and, as such, may be deemed to beneficially own all of these securities. Each of Messrs. Sass, Fishbane, Schwarzfeld and Sivin disclaims beneficial ownership of all of these securities. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder.

In its capacity as investment advisor, Resurgence exercises voting and investment power over our securities held for the accounts of M.D. Sass Corporate Resurgence Partners, L.P. (“Resurgence I”), M.D. Sass Corporate Resurgence Partners II, L.P. (“Resurgence II”), M.D. Sass Corporate Resurgence Partners III, L.P. (“Resurgence III”) and the Resurgence Asset Management, L.L.C. Employment Retirement Plan (the “Plan”). Accordingly, Resurgence may be deemed to share voting and investment power with respect to our securities held by Resurgence I, Resurgence II, Resurgence III and the Plan.

In its capacity as investment advisor, RAMI exercises voting and investment power over our securities held for the account of M.D. Sass Corporate Resurgence International, Ltd. (“Resurgence International”) and M.D. Sass Re/Enterprise International, Ltd. (“Sass International”). Accordingly, RAMI may be deemed to share voting and investment power with respect to our securities held by Resurgence International and Sass International.

In its capacity as investment advisor, REAM exercises voting and investment power over our securities held for the accounts of two employee pension plans (the “Pension Plans”), the M.D. Sass Associates, Inc. Employee Profit Sharing Plan (the “Sass Employee Plan”), M.D. Sass Re/Enterprise Portfolio Company, L.P. (“Re/Enterprise”) and M.D. Sass Re/Enterprise II, L.P. (“Re/Enterprise II”). Accordingly, REAM may be deemed to share voting and investment power with respect to our securities held by each of the Pension Plans, the Sass Employee Plan, Re/Enterprise and Re/Enterprise II.

In addition, funds which have invested side-by-side with funds managed by Resurgence, RAMI and REAM beneficially own in the aggregate 79.617 shares of our Preferred Stock (convertible in to 79,617 shares of our Common Stock) and 19,292 shares of our Common Stock.

The mailing address of each of Messrs. Fishbane, Sass, Schwarzfeld and Sivin, Resurgence, RAMI and REAM is 1185 Avenue of the Americas, 18th Floor, New York, New York 10036.

The foregoing information is based on the Schedule 13D filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on December 19, 2002, as amended by (A) Schedule 13D/A, Amendment No. 1, filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 13, 2004, (B) Schedule 13D/A, Amendment No. 2, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on June 25, 2004, (C) Schedule 13D/A, Amendment No. 3, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 14, 2005, (D) Schedule 13D/A, Amendment No. 4, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 8, 2005, (E) Schedule 13D/A, Amendment No. 5, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 2, 2006, (F) Schedule 13D/A, Amendment No. 6, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 28, 2007, (G) Schedule 13D/A, Amendment No. 7, filed by Martin D. Sass, Resurgence, RAMI, REAM and M.D. Sass Management, Inc. with the Securities and Exchange Commission on March 10, 2008 and (H) Schedule 13D/A, amendment No. 8, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 24, 2009, and additional information available to us.

(5)	Collectively, these securities are held by Avenue Investments, L.P., a Delaware limited partnership, Avenue Special Situations Fund V, L.P., a Delaware limited partnership, Avenue Special Situations Fund IV, L.P., a Delaware limited partnership, Avenue Special Situations Fund II, L.P., a Delaware limited partnership, Avenue-CDP Global Opportunities Fund, L.P., a Cayman Islands exempted limited partnership, and Avenue International Master, L.P., a Cayman Islands exempted limited partnership (collectively, the “Avenue Entities”). Avenue Special Situations Fund V, L.P. is the only Avenue Entity that holds more than 5% of the shares of our Common Stock. Avenue Capital Partners V, LLC is the General Partner of Avenue Special Situations Fund V, L.P. GL Partners V, LLC is the Managing Member of Avenue Capital Partners V, LLC and Marc Lasry is the Managing Member of GL Partners V, LLC. Avenue Capital Management II, L.P. is an investment adviser to each of the Avenue Entities. Avenue Capital Management II GenPar, LLC is the General Partner of Avenue Capital Management II, L.P. and Marc Lasry is the Managing Member of Avenue Capital Management II GenPar, LLC. This information is based on the Schedule 13G filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC and Marc Lasry with the Securities and Exchange Commission on May 30, 2007, as amended by (i) Schedule 13G/A, Amendment No. 1, filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC, Avenue Special Situations Fund V, L.P., Avenue Capital Partners V, LLC, GL Partners V, LLC and Marc Lasry with the Securities and Exchange Commission on November 26, 2007, (ii) Schedule 13G/A, Amendment No. 2, filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC, Avenue Special Situations Fund V, L.P., Avenue Capital Partners V, LLC, GL Partners V, LLC and Marc Lasry with the Securities and Exchange Commission on March 11, 2008 and (iii) Schedule 13G/A, Amendment No. 3, filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC, Avenue Special Situations Fund V, L.P., Avenue Capital Partners V, LLC, GL Partners V, LLC and Marc Lasry with the Securities and Exchange Commission on February 12, 2009. The mailing address of each of the Avenue Entities and of Marc Lasry is c/o Avenue Capital Management II, L.P., 535 Madison Avenue, 15th Floor, New York, New York 10022.

(6)	This information is based on the Schedule 13G filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 13, 2006, as amended by Schedule 13G/A, Amendment No. 1, filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 17, 2009 and Schedule 13G, Amendment No. 2, filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Bank of America Corporation, Bank of America, N.A. and Columbia Management Advisors, LLC with the Securities and Exchange Commission on February 3, 2010. The mailing address of each reporting person is 100 North Tyron Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255.

(7)	The mailing address of Northeast Investors Trust is 150 Federal Street, Boston, Massachusetts 02110. This information is based on the Schedule 13G filed by Northeast Investors Trust with the Securities and Exchange Commission on February 13, 2003, as amended by Schedule 13G/A, Amendment No. 1, filed by Northeast Investors Trust with the Securities and Exchange Commission on January 19, 2007.
None of the shares listed in the Beneficial Ownership Table have been pledged by any of our Named Executive Officers, directors or director nominees. We are not aware of any of our significant stockholders pledging any of the shares listed in the Beneficial Ownership Table in a manner that may result in a change of control. We do not have any director qualifying shares.

Related Person Transactions
Transactions
          Resurgence has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. Currently, Resurgence has beneficial ownership of 98.3% of our Preferred Stock and 55.3% of our Common Stock, representing ownership of over 85% of the total voting power of our equity. Each share of our Preferred Stock is currently convertible at the option of the holder thereof at any time into 1,000 shares of our Common Stock, subject to adjustments. The holders of our Preferred Stock are entitled to designate a number of our directors roughly proportionate to their overall equity ownership, but in any event not less than a majority of our directors as long as they hold in the aggregate at least 35% of the total voting power of our equity. As a result, Resurgence has the ability to control our management, policies and financing decisions, elect a majority of our Board and control the vote on most matters presented to a vote of our stockholders. In addition, our shares of Preferred Stock, almost all of which are beneficially owned by Resurgence, carry a cumulative dividend rate of 4% per quarter, payable in additional shares of Preferred Stock. Each dividend paid in additional shares of our Preferred Stock has a dilutive effect on our shares of Common Stock and increases the percentage of the total voting power of our equity beneficially owned by Resurgence. We issued an additional 952.346 shares of our Preferred Stock (convertible into 952,346 shares of our Common Stock) in dividends for 2009, which represents 10.1% of the current total voting power of our equity securities and carries an aggregate liquidation value of $13,135,813, and we issued an additional 814.069 shares of our Preferred Stock (convertible into 814,069 shares of our Common Stock) in dividends for 2008. Since the initial issuance of our Preferred Stock, we have issued an additional 4,384.050 shares of our Preferred Stock (convertible into 4,384,050 shares of our Common Stock) in dividends, which represents 46.7% of the current total voting power of our equity securities and carries an aggregate liquidation value of $60,469,684. Three of our directors, Messrs. Fishbane, Schwarzfeld and Sivin, are currently employed by Resurgence or its affiliates. In addition, one of our former directors, Byron J. Haney, was employed by Resurgence during the period he served as a director on our Board. Pursuant to established policies of Resurgence, all director compensation earned by these directors was paid to Resurgence. During 2009 and 2008, we paid Resurgence an aggregate amount equal to $148,000 and $201,000, respectively, for director compensation earned by Messrs. Fishbane, Haney, Schwarzfeld and Sivin.
Approval Process for Related Person Transactions and Other Conflicts of Interest
          Approval of related person transactions and other conflicts of interest is governed by our Code of Ethics and Conduct and our Governance Principles.
          Our Code of Ethics and Conduct. Under our Code of Ethics and Conduct, each of our directors, officers and employees is restricted from being subject, or even appearing to be subject, to influences, interests or relationships that conflict with our best interests. Specifically, our officers and directors are prohibited from having any conflict of interest unless the underlying transaction or relationship has been specifically approved by our Board in accordance with Delaware law and other applicable laws. Our Code of Ethics and Conduct lists certain circumstances and situations that are always considered to involve a conflict of interest, including where one of our directors, officers or employees (or any other person having a close personal relationship with him or her, such as a family member, in-law, business associate or person living in the same household):
•	obtains a significant financial or other beneficial interest in one of our suppliers, customers or competitors;

•	engages in a significant personal business transaction involving us for profit or gain;

•	accepts money, gifts of other than nominal value, excessive hospitality, loans or other special treatment from one of our suppliers, customers or competitors;

•	participates in any sale, loan or gift of our property; or

•	learns of a business opportunity through association with us and discloses that opportunity to a third party or invests in that opportunity without first offering us the right to invest in or otherwise participate in that opportunity.
Each of our directors and officers, and each of our employees who has the authority to direct or influence the use or disposition of any significant amount of our funds or other assets, is required to certify to us annually that he or she is in full compliance with the provisions of our conflict of interest policy (or disclose any potential or actual conflicts with those provisions). Our directors make this certification each year through their director and officer questionnaires sent to them in advance of preparing our proxy statement. The rest of our employees, including each of our current Named Executive Officers, make this certification each year as a part of our annual ethics training program.
          Our Governance Principles and Audit Committee Charter. Through our Governance Principles, our Board expressed its expectation that all of our directors, officers and employees will act ethically at all times and comply with our Code of Ethics and Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial Officers. Our Corporate Governance Principles require each of our directors to report any actual or potential conflict of interest that may arise for that director to our General Counsel, and to recuse himself or herself from any discussion or decision affecting his or her personal, business or professional interest. Our Board is authorized to consider and resolve any issues involving a potentially interested director without that director’s participation, and may exclude that director from consideration of specified Board matters. Our Board is also authorized to consider and resolve any conflict of interest questions involving our Chief Executive Officer or any of our Senior Vice Presidents. Our Chief Executive Officer is authorized to consider and resolve any conflict of interest questions involving any of our other officers, with appropriate observation of the principles and policies set by our Board. As part of its duties, our Audit Committee acts on behalf of our Board in overseeing all material aspects of our compliance functions, including the development and revision of corporate governance guidelines and principles for adoption by our Board. Our General Counsel is in charge of our compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures, including the day-to-day monitoring of compliance matters by our officers and other employees.
          As the payment of the fees and expenses of Resurgence and the other items involving Resurgence referred to in “Transactions” above did not present a conflict of interest between us and any of our directors, officers or employees, our procedures and policies described above did not require a review of those transactions.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Exchange Act requires our officers, directors and anyone who beneficially owns more than 10% of our Common Stock to file various reports with the Securities and Exchange Commission regarding their ownership of, and transactions in, our equity securities, and to furnish us with copies of those reports. Based solely on our review of copies of these reports furnished to us and written representations from our officers and directors, we believe that none of our officers, directors or 10% stockholders failed to file any reports under Section 16(a) on a timely basis during 2009.
Stockholder Proposals For Next Year’s Annual Meeting
          In order for a stockholder proposal to be included in our proxy statement for our annual meeting to be held in 2011, the proposal must be submitted before November 24, 2010 to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. In order for a stockholder proposal that is not requested to be included in that proxy statement to be brought before our 2011 annual meeting of stockholders, the proposal must be submitted on or after November 24, 2010 but no later than January 23, 2011 to the same address. If a proposal is received after that date, proxies for our 2011 annual meeting of stockholders may confer discretionary authority to vote on that matter without discussion of the matter in the proxy statement for our 2011 annual meeting of stockholders.
Householding of Annual Meeting Materials
          The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies. We and some brokers may household proxy materials, delivering a single proxy statement to multiple security holders sharing an address unless contrary instructions have been received from the affected security holders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your securities are held in a brokerage account or us if you hold registered securities. You can notify us by sending a written request to Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002, Attention: Corporate Secretary.
* * *

          Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors
/s/ Kenneth M. Hale
Kenneth M. Hale
Corporate Secretary

Houston, Texas
March 24, 2010

Annex A
Sterling Chemicals, Inc.
Long-Term Incentive Plan
          1. Purposes. The purposes of this Long-Term Incentive Plan (this “Plan”) are to provide an incentive to executive officers and other designated employees of Sterling Chemicals, Inc., a Delaware corporation (the “Corporation”) to contribute to the growth and profitability of the Corporation, to increase shareholder value of the Corporation, to retain such employees and to endeavor to qualify the compensation paid such employees under this Plan for tax deductibility under Section 162(m) of the Code.
          2. Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:
     “Award” means the right of a Participant to receive cash or other property following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals during such Performance Period, as specified in Section 5(a).
     “Board” means the Board of Directors of the Corporation.
     “Cause” means, with respect to any Participant, any of the following:
     (i) the commission by such Participant of acts of dishonesty or gross misconduct which are demonstrably injurious to the Corporation (monetarily or otherwise) in any material respect;
     (ii) the failure of such Participant to observe and comply in all material respects with the Corporation’s published policies relating to alcohol and drugs, harassment or compliance with applicable laws;
     (iii) the failure of such Participant to observe and comply with any other lawful published policy of the Corporation, but, in the case of any such failure that is capable of being remedied, only if such failure shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by the Corporation;
     (iv) the willful failure of such Participant to observe and comply with all lawful and ethical directions and instructions of the Board or the Chief Executive Officer of the Corporation;
     (v) the refusal or willful failure of such Participant to perform, in any material respect, his or her duties with the Corporation, but only if such failure was not caused by disability or incapacity and shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by the Corporation;
     (vi) the conviction of such Participant for a felony offense; or
     (vii) any willful conduct on the part of such Participant that prejudices, in any material respect, the reputation of the Corporation in the fields of business in which it is engaged or

A-i

with the investment community or the public at large, but only if such Participant knew, or should have known, that such conduct could have such result.
          “Change in Control” means the occurrence of one of the following events:
     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), other than Resurgence Asset Management, L.L.C. and/or any of its or its affiliated managed funds or accounts (“Resurgence”), of the Corporation’s securities if, immediately thereafter, such Person is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its affiliates; or (B) any acquisition by any corporation pursuant to a transaction that complies with subclauses (iii)(A), (iii)(B) and (iii)(C) of this definition;
     (ii) the time at which individuals who, within any 12 month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
     (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its subsidiaries, a disposition of assets by the Corporation or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including a corporation that, as a result of such transaction, owns the Corporation or has purchased the Corporation’s assets in a disposition of assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (B) no Person (excluding Resurgence or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

A-ii

     (iv) approval by the stockholders or other relevant stakeholders of the Corporation of a complete liquidation or dissolution of the Corporation.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.
     “Committee” means a committee composed of at least two members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code.
     “Corporation” means Sterling Chemicals, Inc., a Delaware corporation, and any entity that succeeds to all or substantially all of its business.
     “Disability” means, with respect to any Participant, either (i) such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) such Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the service provider’s employer.
     “Effective Date” means August 7, 2009.
     “Eligible Employee” means the Chief Executive Officer, the President and each Senior Vice President of the Corporation and other key employees of the Corporation or any of its subsidiaries selected by the Committee.
     “GAAP” means accounting principles generally accepted in the United States.
     “Good Reason” means, with respect to any Participant, the occurrence, and a failure by the Corporation to cure within 30 days after receiving notice (which notice must be within 30 days of such occurrence), of any of the following:
     (i) a material and adverse change in such Participant’s reporting responsibilities, titles or elected or appointed offices as in effect immediately prior to the effective date of such change, including any change caused by the removal of such Participant from, or the failure to re-elect such Participant to, any material corporate office of the Corporation held by such Participant immediately prior to such effective date but excluding any such change that occurs in connection with such Participant’s death, disability or retirement;
     (ii) the assignment to such Participant of duties or responsibilities that are materially inconsistent with such Participant’s status, positions, duties, responsibilities and functions with the Corporation immediately prior to the effective date of such assignment;
     (iii) a material reduction by the Corporation in such Participant’s base compensation and bonus opportunity in effect immediately prior to the effective date of such reduction;
     (iv) the failure of the Corporation to maintain employee benefit plans, programs, arrangements and practices entitling such Participant to benefits that, in the aggregate, are at least as favorable to such Participant as those available to such Participant under the benefit

A-iii

plans in which he or she was a participant immediately prior to the effective date of such failure: provided, however, that the amendment, modification or discontinuance of any or all such employee benefit plans, programs, arrangements or practices by the Corporation shall not constitute “Good Reason” hereunder if such amendment, modification or discontinuance applies generally to the Corporation’s salaried work force and does not single out such Participant for disparate treatment; or
     (v) any change of more than 75 miles (or, in the case of any Participant for whom the Compensation Committee has approved a shorter distance, such shorter distance) in the location of the principal place of employment of such Participant immediately prior to the effective date of such change.
     “Participant” means an Eligible Employee designated by the Committee to participate in this Plan for a designated Performance Period.
     “Performance Goals” means or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, funds from operations, funds from operations per share, operating income (loss), pre or after tax income (loss), cash available for distribution, cash available for distribution per share, cash and/or cash equivalents available for operations, net earnings (loss), earnings (loss) per share, return on equity, return on assets, share price performance, improvements in the Corporation’s attainment of expense levels, implementing or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development, or progress relating to research and development. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.
     “Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award.
     “Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
     “Plan” means this Long-Term Incentive Plan, as amended from time to time.
          3. Administration. (a) Authority. This Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of this Plan, in its sole discretion, from time to time to (i) select Participants, (ii) grant Awards under this Plan, (iii) determine the type, terms and conditions of, and all other matters relating to, Awards, (iv) prescribe Award agreements (which need not be identical) or otherwise communicate the terms of Awards, (v) establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of this Plan and (vi) make such determinations and interpretations and to take such steps in connection with this Plan or the Awards

A-iv

granted thereunder as it deems necessary or advisable. All such actions by the Committee under this Plan or with respect to the Awards granted thereunder shall be final and binding on all persons.
          (b) Manner of Exercise of Committee Authority. The Committee may delegate its responsibility with respect to the administration of this Plan to one or more officers of the Corporation, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Corporation, (ii) to make Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code or (iii) to certify the satisfaction of Performance Objectives pursuant to Section 5(g) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of this Plan and may delegate the authority to execute documents under this Plan to one or more members of the Committee or to one or more officers of the Corporation.
          (c) Limitation of Liability. The Committee may appoint agents to assist it in administering this Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Corporation, the Corporation’s independent certified public accountants, consultants or any other agent assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Corporation acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.
          4. Types of Awards. Subject to the provisions of this Plan, the Committee has the discretion to grant Awards described in Section 5 to Participants.
          5. Awards. (a) Form of Award. The Committee is authorized to grant Awards pursuant to this Section 5. An Award shall represent the conditional right of the Participant to receive cash or other property based upon achievement of one or more pre-established Performance Objectives during a Performance Period, subject to the terms of this Section 5 and the other applicable terms of this Plan. Awards shall be subject to such conditions as shall be specified by the Committee. Awards may be granted as cash awards, units or other property as the Committee may determine.
          (b) Performance Objectives. The Committee shall establish the Performance Objective(s) for each Award, consisting of one or more Performance Goals, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such Performance Objective(s). The Performance Objective(s) shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code).
          (c) Additional Provisions Applicable to Awards. A Performance Objective may incorporate one or more Performance Goals, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with establishing Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award payable for that Performance Period. The Performance Objectives with respect to a Performance Goal may be established as absolute terms, as relative to performance in prior periods, as compared to the

A-v

performance of one or more comparable companies or an index covering multiple companies, or as otherwise determined by the Committee. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Awards granted to any one Participant or to different Participants.
          (d) Duration of the Performance Period. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.
          (e) Adjustment. To the extent necessary to preserve the intended economic effects of this Plan to the Corporation and the Participants, the Committee shall adjust Performance Objectives, the Awards or both to take into account (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Corporation or any subsidiary into another corporation, any consolidation of the Corporation or any subsidiary into another corporation, any separation of the Corporation or any subsidiary (including a spinoff or the distribution of stock or property of the Corporation or any subsidiary), any reorganization of the Corporation or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Corporation (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Corporation or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this clause (iv) shall be subject to the timing requirements of the last sentence of Section 5(b) of this Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
          (f) Maximum Amount Payable Per Participant Under This Section 5. With respect to Awards to be settled in cash or property, a Participant shall not be granted Awards for all of the Performance Periods commencing in a calendar year that permit such Participant in the aggregate to earn a cash payment or payment in other property, in excess of $5,000,000.
          (g) Payment of Performance Compensation Awards.
     (i) Condition to Receipt of Payment. Except as otherwise provided at the time of grant, a Participant must be employed by the Corporation on the last day of a Performance Period to be eligible for payment in respect of an Award for such Performance Period.
     (ii) Limitation. Except as otherwise provided at the time of grant, a Participant shall be eligible to receive payment in respect of an Award only to the extent that the threshold level of the Performance Objectives for such Performance Period are achieved.
     (iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Awards earned for such Performance Period. The Committee shall then determine the amount of each Participant’s Award actually payable for the Performance Period.
     (iv) Timing of Award Payments. Except as otherwise provided at the time of grant, Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable, but in no event later than 15 days following completion of the certifications required by

A-vi

this Section 5; which certification and payment will occur no later than February 27 of the calendar year immediately following the last day of the relevant Performance Period.
     (v) Change In Control. In the event of a Change in Control, any incomplete Performance Periods applicable to Awards under this Section 5 in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall pay each Participant an Award as provided for at the time of grant. Notwithstanding Section 5(e), in the event of a Change in Control, the Committee shall not be authorized to reduce or eliminate the Award. Any resulting amount hereunder due to a Participant shall be paid in a cash lump sum no later than 15 days after the relevant Change in Control.
     (vi) Death/Disability of the Participant. In the event of the death or Disability of a Participant, any incomplete Performance Period applicable to such Participant in effect on the date of his or her death or Disability shall end on the date of such death or Disability, and the Committee shall pay each Participant an Award as provided for at the time of grant.
          6. General Provisions. (a) Termination of Employment. Except as otherwise provided at the time of grant, in the event a Participant’s employment terminates for any reason prior to the end of a Performance Period, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Award for such Performance Period unless the Committee, in its sole and absolute discretion, elects to pay an Award to such Participant.
          (b) Death of the Participant. Subject to Section 6(a), in the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the date of death of the Participant.
          (c) Taxes. The Corporation is authorized to withhold from any Award granted, any payment relating to an Award under this Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Corporation to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
          (d) Limitations on Rights Conferred under Plan and Beneficiaries. Neither status as a Participant nor receipt or completion of a deferral election form shall be construed as a commitment that any Award will become payable under this Plan. Nothing contained in this Plan or in any documents related to this Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee or Participant for any future Performance Period or in the employ of the Corporation or constitute any contract or agreement of employment, or interfere in any way with the right of the Corporation to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

A-vii

          (e) Changes to this Plan and Awards. Notwithstanding anything herein to the contrary, the Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend this Plan; provided, however, that no termination or amendment or modification of this Plan shall affect the rights or benefits of any Participant or the obligations of the Corporation under this Plan under any Awards made prior to the effective date of such termination or amendment or modification. No Award may be granted during any suspension of this Plan or after its termination. Any such amendment may be made without stockholder approval.
          (f) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in this Plan (or in any documents related thereto), nor the creation or adoption of this Plan, the grant of any Award, or the taking of any other action pursuant to this Plan shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Corporation’s obligations under this Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.
          (g) Non-Exclusivity of this Plan. Neither the adoption of this Plan by the Board (or a committee designated by the Board) nor submission of this Plan or provisions thereof to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.
          (h) Governing Law. The validity, construction, and effect of this Plan, any rules and regulations relating to this Plan, and any Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.
          (i) Exemption Under Section 162(m) of the Code. The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public corporation to named executives in excess of $1 million per year. The Committee may, without stockholder approval, amend this Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Corporation’s Federal income tax deduction for compensation paid pursuant to this Plan.
          (j) Effective Date. The Plan is effective on the Effective Date and shall remain in effect until it has been terminated pursuant to Section 6(e).
          (k) ERISA. The Plan is not intended and shall not be construed to be a retirement, welfare or other employee benefit plan and shall not be governed by the Employee Retirement Income Security Act of 1974, as amended.
          (l) Headings. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

A-viii

STERLING CHEMICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Friday, April 23, 2010
10:00 a.m. Houston Time
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana
Suite 4400
Houston, TX 77002
Common Stock / CUSIP 859166100

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy

For The Annual Meeting To Be Held April 23, 2010
The undersigned hereby constitutes and appoints John V. Genova and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Common Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, Houston, TX 77002 at 10:00 a.m., Houston time, on Friday, April 23, 2010, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March 24, 2010 (the “Proxy Statement”) is hereby acknowledged.
This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:
•	“FOR” each nominee for director;

•	“FOR” the proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010; and

•	“FOR” the proposal to ratify and approve the Long-Term Incentive Plan as set forth on Annex A of the Proxy Statement.
(Continued and to be signed and dated on other side)

  COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named
Proxies to vote your shares in the same manner as if you
marked, signed and returned your proxy card.

VOTE BY INTERNET – http://www.eproxy.com/schi/
– QUICK ««« EASY ««« IMMEDIATE
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 22, 2010. Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965
– QUICK ««« EASY ««« IMMEDIATE
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 22, 2010.
Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope We’ve provided or return it to Sterling Chemicals, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

 The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1. Election of directors:	01 Richard K. Crump 02 John V. Genova	03 John W. Gildea 04 John L. Teeger	☐ Vote FOR all nominees listed (except as listed)	☐ WITHHOLD AUTHORITY to vote for all nominees listed

Vote FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.

2. Proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010.	☐ For	☐ Against	☐ Abstain

3. Proposal to ratify and approve the Long-Term Incentive Plan as set forth on Annex A of the Proxy Statement.	☐ For	☐ Against	☐ Abstain
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
Address Change? Mark Box   ☐  Indicate changes below:

SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD
Date _________________________________________________

Signature(s) in Box

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

STERLING CHEMICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Friday, April 23, 2010
10:00 a.m. Houston Time
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana
Suite 4400
Houston, TX 77002
Series A Convertible Preferred Stock

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy

For The Annual Meeting To Be Held April 23, 2010
The undersigned hereby constitutes and appoints John V. Genova and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, Houston, TX 77002 at 10:00 a.m., Houston time, on Friday, April 23, 2010, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March 24, 2010 (the “Proxy Statement”) is hereby acknowledged.
This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:
•	“FOR” each nominee for director;

•	“FOR” the proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010; and

•	“FOR” the proposal to ratify and approve the Long-Term Incentive Plan as set forth on Annex A of the Proxy Statement.
(Continued and to be signed and dated on other side)

  COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named
Proxies to vote your shares in the same manner as if you
marked, signed and returned your proxy card.

VOTE BY INTERNET – http://www.eproxy.com/schi/
– QUICK ««« EASY ««« IMMEDIATE
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 22, 2010. Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965
 – QUICK ««« EASY ««« IMMEDIATE
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 22, 2010.
Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope We’ve provided or return it to Sterling Chemicals, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

 The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1. Election of directors:	01 Daniel M. Fishbane, 02 Karl W. Schwarzfeld, 03 Philip M. Sivin, 04 Richard K. Crump,	05 John V. Genova, 06 John W. Gildea, 07 John L. Teeger	☐ Vote FOR all nominees listed (except as listed)	☐ WITHHOLD AUTHORITY to vote for all nominees listed

Vote FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.

2. Proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010.	☐ For	☐ Against	☐ Abstain

3. Proposal to ratify and approve the Long-Term Incentive Plan as set forth on Annex A of the Proxy Statement.	☐ For	☐ Against	☐ Abstain
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
Address Change? Mark Box   ☐  Indicate changes below:

SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD
Date __________________________________________________

Signature(s) in Box

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.